ASSET PURCHASE AGREEMENT
                                 by and between

                          GEORGIA-PACIFIC WEST, INC.,
                        AMADOR CENTRAL RAILROAD COMPANY
                                      and

                         SIERRA PACIFIC HOLDING COMPANY
                                     dated
                               December 24, 1996



                       STOCK AND ASSET PURCHASE AGREEMENT
                               TABLE OF CONTENTS

                                   ARTICLE I

                                      PAGE
             PURCHASE AND SALE OF ASSETS ...................2
Section 1.1  Purchase and Sale                              2
Section 1.2  Excluded Assets ...............................4
Section 1.3  Assumed Liabilities ...........................5
Section 1.4  Purchase Price ................................6
Section 1.5  Allocation of Purchase Price...................7
Section 1.6  Prorations.....................................8
Section 1.7  Closing Costs; Transfer Taxes..................8
Section 1.8  Time and Place of Closing......................9
Section 1.9  Deliveries at Closing........................  9

                                   ARTICLE II
             REPRESENTATIONS AND WARRANTIES OF SELLER AND
             AMADOR.......................................  11

Section 2.1  Corporate Organization and Authority ........  11
Section 2.2  Absence of Conflicts and Consent Requirements .13
Section 2.3  Financial Statements ..........................13
Section 2.4  Absence of Certain Changes ....................14
Section 2.5  Ownership of Assets ...........................15
Section 2.6  Litigation ....................................18
Section 2.7  Disclaimer of Warranties ......................19
Section 2.8  Licenses, Permits and Compliance With Law .....19
Section 2.9  Environmental Matters .........................20
Section 2.10 Contracts .....................................22
Section 2.11 Brokers, Finders, etc. ........................22
Section 2.12 Labor and Employment Matters ..................22
Section 2.13 Taxes.....................................     23
Section 2.14 Insurance......................................23
Section 2.15 Trademark......................................23

                                  ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF BUYER .......23

Section 3.1  Corporate Organization and Authority......     23
Section 3.2  Absence of Conflicts and Consent Requirements .24
Section 3.3  Litigation Affecting Buyer.....................24
Section 3.4  Finders' Fees....................              25
Section 3.5  Financial Capability......................     25

                                   ARTICLE IV
             COVENANTS OF SELLER, AMADOR AND BUYER......... .25
Section 4.1  Investigation of Business; Access to Properties
                 and Records                                 25
Section 4.2  Reasonable Efforts ............................26
Section 4.3  Further Assurances ............................26
Section 4.4  Preservation of Business ......................27
Section 4.5  Public Announcements ..........................27
Section 4.6  No Implied Representation .....................27
Section 4.7  Inventory .....................................28
Section 4.8  Bulk Transfer Compliance ......................28
Section 4.9  Assignment of Contracts .......................28
Section 4.10 Access to Books and Records after Closing .....29
Section 4.11 Employees .....................................29
Section 4.12 Environmental Audit ...........................30
Section 4.13 Product Claims ................................32
Section 4.14 Intermediary...................................32
Section 4.15 Right to Update ...............................33
Section 4.16 Removal of Trademarks, Etc.....................34
Section 4.17 Antitrust Regulatory Approvals ................34
Section 4.18 Responsibility for Certain Environmental
             Liabilities        ............................34
Section 4.19 Licenses and Permits ..........................36

                                   ARTICLE V
             CONDITIONS TO BUYER'S OBLIGATION TO CLOSE .....37
Section 5.1  Representations, Warranties and  Covenants of Seller and
             Amador     ....................................37
Section 5.2  Filings; Consents; Waiting Periods .......     37
Section 5.3  No Injunction .................................37
Section 5.4  Environmental Matters .........................38
Section 5.5  Closing Documents .............................38
Section 5.6  Absence of Litigation .........................38
Section 5.7  Simultaneous Closings.................         39
                                   ARTICLE VI
             CONDITIONS TO SELLER'S AND AMADOR'S
             OBLIGATIONS TO CLOSE............................39
Section 6.1  Representations, Warranties and Covenants of Buyer  39
Section 6.2  Filings; Consents; Waiting Periods ............ 39
Section 6.3  No Injunction ................................ .40
Section 6.4  Closing Items ................................. 40
Section 6.5  Simultaneous Closings...........................40
                                  ARTICLE VII
             SURVIVAL; INDEMNIFICATION ..................... 40
Section 7.1  Survival ...................................... 40
Section 7.2  Indemnification .............................. .41
Section 7.3  Exclusive Remedy .............................. 46
                                  ARTICLE VIII
             TERMINATION ................................... 47
Section 8.1  Termination ................................... 47
Section 8.2  Procedure and Effect of Termination.............47
                                   ARTICLE IX
             MISCELLANEOUS ..................... ............48
Section 9.1  Counterparts ....................... ...........48
Section 9.2  Governing Law/Dispute Resolution .... .....     48
Section 9.3  No Third Party Beneficiaries ......... .........50
Section 9.4  Entire Agreement ...................... ........50
Section 9.5  Expenses ............................... .......50
Section 9.6  Notices ................................. ......50
Section 9.7  Successors and Assigns ................... .....52
Section 9.8  Headings; Definitions ..................... ....52
Section 9.9  Schedules and Exhibits ..................... ...52
Section 9.10 Amendments and Waivers ...................... ..52
Section 9.11 Specific Performance ......................... .53
Section 9.12 Severability of Provisions......................53

                                LIST OF EXHIBITS
Exhibit A              Timberlands Purchase Agreement
Exhibit 1.11(a)(vi)    Grant Deed
Exhibit 4.1(b)         Confidentiality Agreement


                               LIST OF SCHEDULES
                    Schedule       Title
                    --------       -----

                  1.1(a)           Equipment
                  1.1(b)           Real Property
                  1.1(e)           Computer Equipment and Software
                  1.1(g)           Leases
                  1.1(h)           Contracts
                  1.1(i)           Trademark Registrations
                  2.3              Balance Sheets/Financial Information
                  2.4              Post-October 31, 1996 Changes
                  2.5(a)           Liens on Real Property
                  2.6              Litigation
                  2.9              Environmental Matters
                  2.9(b)(i)        Actual Knowledge of Seller and Amador
                  2.12(a)          Seller's Benefit Plans
                  2.12(b)          Employees
                  2.14             Insurance


                            ASSET PURCHASE AGREEMENT
                            ------------------------

     THIS ASSET PURCHASE AGREEMENT ("Agreement") dated as of the 24th day of December, 1996, is made and entered into by and between GEORGIA-PACIFIC WEST, INC., an Oregon corporation ("Seller"), AMADOR CENTRAL RAILROAD COMPANY, a California corporation ("Amador"), and SIERRA PACIFIC HOLDING COMPANY., a California corporation ("Buyer").
                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Seller owns and operates approximately 127,000 acres of timberlands in central California (the "Timberlands"), together with a dual-line sawmill (the "Sawmill") and a particleboard manufacturing plant (the "Particleboard Plant") located in Martell, California (the Sawmill and Particleboard Plant, together with their respective businesses as currently conducted, being sometimes hereinafter referred to collectively as the "Manufacturing Operations"); and
     WHEREAS, the Manufacturing Operations are serviced by a short-line railroad (the "Railroad") owned and operated by Amador (the Railroad and the Manufacturing Operations, together with their respective businesses as currently conducted, being sometimes hereinafter referred to collectively as the "Martell Operations"); and
     WHEREAS, Buyer wishes to purchase from Seller, and Seller wishes to sell to Buyer, the Timberlands and related assets in accordance with the terms and conditions of a Timberlands Purchase Agreement in the form attached hereto as Exhibit A (the "Timberlands Purchase Agreement"); and
---------

     WHEREAS, Buyer wishes to purchase from Seller and Amador, and Seller and Amador wish to sell to Buyer, substantially all of the assets and properties of the Martell Operations in accordance with the following terms and conditions.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
                                   ARTICLE I
                          PURCHASE AND SALE OF ASSETS
                          ---------------------------
     SECTION 1.1  PURCHASE AND SALE.  On the basis of the representations,
                  -----------------

warranties, covenants and agreements, and subject to the satisfaction or waiver of the conditions set forth herein, at the "Closing" (as defined in Section
                                                                     -------
1.8), Seller and Amador will sell and convey to Buyer, and Buyer will purchase
---

and acquire from Seller and Amador, all of their respective right, title and interest, as of the date of the Closing (the "Closing Date"), in the following assets of the Martell Operations (collectively, the "Purchased Assets"), but specifically excluding the "Excluded Assets" (as defined in Section 1.2):
                                                             -----------

     (a) all of the machinery, equipment, vehicles, including tractors, trailers and other transportation equipment, and supplies identified on Schedule
                                                                        --------

1.1(a), with such additions and deletions as may occur in the ordinary course of
------

business after the date hereof (the "Equipment");
     (b) approximately 454 acres of real estate in Amador County, California on which the Martell Operations are located, a legal description of which is attached as Schedule 1.1(b), together with all right, title and interest of
            ---------------

Seller or Amador to any buildings, facilities and other structures or improvements thereon (the "Real Property");
     (c) all of the inventory of raw materials, work-in process, finished goods, spare parts and supplies, wrapping, supply and packaging items and finished goods located at and used in connection with the Martell Operations, including, without limitation, all log inventories on site at or in transit to the Martell Operations (the "Inventory");
     (d) all of the other tangible assets, other than computer equipment, located at and used in connection with the Martell Operations including, without limitation, office furniture, office equipment and supplies;
     (e)  all computer hardware and software listed on Schedule 1.1(e);
                                                       ---------------
     (f) all of the books, records, manuals, documents, equipment supplier lists and similar information relating exclusively to the Martell Operations;
     (g) all leases and subleases of real property, equipment and other tangible property identified on Schedule 1.1(g) (the "Leases");
                                ---------------

     (h) those contracts, agreements and commitments with suppliers, vendors, or others identified on Schedule 1.1(h) (the "Contracts");
                        ---------------

     (i) the trademark A"mpine" and all registrations and applications thereof identified on Schedule 1.1(i) (the "Trademark);
                      ---------------

     (j) to the extent transferable, all franchises, licenses, permits, consents and certificates of all regulatory, administrative, and other governmental agencies and bodies issued to or held by either Seller or Amador and which are related exclusively to the conduct of the Martell Operations (the "Licenses and Permits"); and
     (k) all historic photographs and memorabilia located at the Martell Operations' offices.
     SECTION 1.2  EXCLUDED ASSETS.  All assets of Seller or Amador on the
                  ---------------

Closing Date not referred to in Section 1.1 (the "Excluded Assets") shall be
                                -----------

retained by Seller or Amador, as the case may be, and shall not be transferred to or purchased by Buyer. Without limiting the generality of the foregoing, Buyer shall not purchase from Seller or Amador:
     (a) any asset of whatsoever nature relating to Georgia-Pacific Corporation's Atlanta headquarters or Portland offices, including any information systems used in connection with transmitting information from the Martell Operations to the Atlanta or Portland facilities;
     (b) any of the cash, cash equivalents, bank accounts, deposits, lock boxes and other similar accounts (whether maintained at a bank, savings and loan or other financial institution), marketable securities, including petty cash and cash deposits, and investments of Seller or Amador as of the Closing Date;
     (c) any of the accounts receivable generated by or in connection with the Martell Operations on or prior to the Closing Date;
     (d) all prepaid and deferred items or credits and deposits, rights of offset and credits and claims for refund generated or incurred by or in connection with the Martell Operations prior to the Closing Date;
     (e) all claims, choses in action and rights of or actions by Seller or Amador against third parties;
     (f)  permits, to the extent not lawfully transferable;
     (g) all assets of any pension plan including, but not limited to, the right to receive any assets of any such plan upon termination thereof if the plan's assets exceed its liabilities;
     (h) personnel files and employee medical records, together with any other books and records the provision of which to Buyer would violate any applicable law;
     (i) all rights to any patents, trademarks, service marks or trade names, other than the Trademark, including use of the names "Georgia-Pacific" and `G-P'' or any derivations thereof and associated logos;
     (j)  the industry mill stamps utilized by the Manufacturing Operations;
     (k)  the box car leases currently held by Amador; and
     (l) all claims for refunds of taxes and other governmental charges or assessments arising from or pertaining to periods, activities, operations or events occurring on or prior to the Closing Date.
     SECTION 1.3  ASSUMED LIABILITIES.  As partial consideration for
                  -------------------

consummation of the transactions contemplated hereby, at the Closing, Buyer shall assume and agree to thereafter perform when due and discharge, and indemnify and hold Seller and Amador harmless with respect to, the following liabilities and obligations of Seller or Amador with respect to the Martell Operations (the "Assumed Liabilities"):
     (a) all obligations and liabilities for ad valorem property taxes on the Real Property or other Purchased Assets which become due and payable after the Closing Date;
     (b) those liabilities, obligations, costs and expenses arising out of or relating to the operation of the Martell Operations in the ordinary course of business, including performance of the Contracts or Leases, after the Closing Date; and
     (c) all obligations undertaken by Buyer pursuant to the other provisions of this Agreement.
     SECTION 1.4  PURCHASE PRICE.
                  --------------

     (a)  Subject to adjustment in accordance with this Section 1.4, the
                                                        -----------

purchase price (the "Purchase Price") payable in consideration for the
Purchased Assets (in addition to assumption of the Assumed Liabilities) shall be the sum of Fifty Million Dollars ($50,000,000). Buyer will pay to Seller at Closing, by wire transfer in immediately available funds as directed by Seller, an amount equal to the Purchase Price plus or minus the amount (the "Inventory Adjustment") by which the value of the Inventory determined by the physical inventory described in Section 4.7 either exceeds or is less than the value of
                       -----------

the Inventory shown on the "Balance Sheets" (as defined in Section 2.3).  The
                                                           -----------

Inventory Adjustment shall be calculated in accordance with Seller's usual and customary accounting practices applied on a basis consistent with the Balance Sheets, except that all log inventories shall be valued based on the valuations, by species, used in calculating the values for such log inventories on the Balance Sheets.
     (b) If Seller and Buyer are unable to resolve any disagreement with respect to the Inventory Adjustment prior to Closing, Buyer shall pay the full Purchase Price to Seller at the Closing, and either Buyer or Seller may submit any remaining disagreement for final resolution to the Chicago, Illinois office of KPMG Peat Marwick (the "Neutral Accountants") within ten (10) days following the Closing. The Neutral Accountants shall act as an arbitrator to determine and resolve only those issues so submitted by either Buyer or Seller. The Neutral Accountants' resolution shall be made within thirty (30) days of the submission of the dispute, shall be made in accordance with the terms of this Agreement, including, without limitation, Section 1.4(a), shall be set forth in
                                          --------------

a written statement delivered to Seller and Buyer and shall be final, binding and conclusive. Payment of any Inventory Adjustment determined by the Neutral Accountants shall be made by the Buyer or Seller, as the case may be, to the other by wire transfer in immediately available funds within ten (10) days of receipt of the Neutral Accountant's written statement of resolution, together with interest thereon from the Closing Date to the date of payment at the rate of interest per annum equal to the prime rate in effect on the Closing Date as reported in The Wall Street Journal. All wire transfers shall be to such accounts as the recipient thereof may designate in writing for that purpose.
     (c) Each of Buyer, Seller and Amador represents and warrants that it has disclosed to the others all significant business and other relationships that it has had with KPMG Peat Marwick since January 1, 1993. The fees and expenses of the Neutral Accountants in connection with any determination under Section
                                                                   -------

1.4(b) shall be apportioned between Seller and Amador, on the one hand, and
------

Buyer, on the other hand, by the Neutral Accountants based on the inverse proportion of disputed amounts resolved in favor of each party. Otherwise, Buyer, Seller and Amador shall each pay their own costs incurred in connection with this Section 1.4, including the fees and expenses of their auditors.
          -----------

     SECTION 1.5  ALLOCATION OF PURCHASE PRICE.  Within ninety (90) days
                  ----------------------------

following the Closing Date, Buyer shall provide Seller with a proposed allocation of the Purchase Price among the Purchased Assets which shall be determined in accordance with Treas. Reg. Section 1.1060-1T and which, absent manifest error, shall apply for purposes of completing IRS Form 8594. Subject to the foregoing, Seller shall have the right to object to such allocation. If Seller so objects in writing to Buyer's allocation within ten (10) days of Seller's receipt thereof, the parties shall attempt to resolve among themselves Seller's objection in good faith and if such resolution is unsuccessful, shall resolve their dispute by jointly designating a mutually agreeable appraisal or valuation firm, which shall make such determination. Neither Seller, Amador nor Buyer shall file any return or take a position with any taxing authority that is inconsistent with any allocation pursuant to this Section 1.5.
                                                  -----------

     SECTION 1.6   PRORATIONS.
                   -----------

     (a)  Utilities; Taxes.  On the Closing Date, or as promptly as practicable
          ----------------

following the Closing Date, but in no event later than sixty (60) days thereafter, the real and personal property taxes, water, gas, electricity and other utility charges, local business or other license fees or taxes, and other similar periodic charges arising in connection with the Martell Operations or the Real Property shall be prorated between Buyer and Seller retroactively effective as of the Closing Date. To the extent practicable, utility meter readings shall be made as of the Closing Date. If the real property tax rate for the current tax year is not established by the Closing Date, the prorations shall be made on the basis of the rate in effect for the preceding tax year and shall be adjusted when the exact amounts for the current tax year are determined. All such prorations shall be based upon the most recent available assessed value of the Real Property prior to the Closing Date.
     (b)  Rents.  Seller shall prepay minimum or basic rent under the Leases
          -----
through the end of the calendar month in which the Closing Date occurs (or such later date as may be required under any specific lease). Buyer shall reimburse Seller for such rent accrued from the Closing Date through the end of such month (or any such later date) as part of the post-Closing proration procedure described in Section 1.6(a) above.
             --------------
     SECTION 1.7  CLOSING COSTS; TRANSFER TAXES.  Seller shall reimburse Buyer
                  -----------------------------
for one-half of the real estate transfer or conveyance taxes, recording and filing fees, and any sales, use or other taxes imposed by reason of, and paid by Buyer in connection with, the transfers of Purchased Assets provided hereunder. Subject to such partial reimbursement, Buyer shall be responsible for timely payment of all such taxes and fees and shall be solely responsible for payment of any deficiency, interest or penalty asserted with respect thereto. Seller shall provide a title insurance commitment on the Real Property in accordance with Section 2.5(b). Buyer shall pay all other premiums, costs, fees and
     --------------
expenses of any title insurance, surveys or further evidence of title which it desires to obtain.
     SECTION 1.8  TIME AND PLACE OF CLOSING.  The closing ("Closing") of the
                  -------------------------
transactions contemplated by this Agreement will be held at 10:00 a.m. on the fifth business day after the fulfillment or waiver of the conditions set forth in Articles V and VI hereof, at the offices of Buyer's title company in San
   ----------     --

Francisco, California, or such other time and place as the parties may agree.
It is understood that the Closing shall be deemed to take place effective as of the close of business on the Closing Date, regardless of the time at which the Closing actually occurs on the Closing Date.
     SECTION 1.9  DELIVERIES AT CLOSING.  At the Closing, the following
                  ---------------------
deliveries shall be made:
     (a)  Deliveries by Seller and Amador.  Seller and Amador shall deliver or
          -------------------------------
cause to be delivered to Buyer:
          (i) True and correct copies of the Articles of Incorporation of Seller and Amador, certified by the Secretary of State of the States of Oregon and California, respectively, as of a date within five (5) business days preceding the Closing Date, and true and correct copies of the bylaws of Seller and Amador, certified as of the Closing Date by their respective Secretaries or Assistant Secretaries;
          (ii) Good standing certificates relating to Seller from the States of Oregon and California, and relating to Amador from the State of California;
          (iii) A resolution of the Boards of Directors of Seller and Amador authorizing the execution and delivery of this Agreement and the performance of the transactions contemplated hereby, certified by their respective Secretaries or Assistant Secretaries;
          (iv) Secretary's Certificates attesting to the incumbency of Seller's and Amador's officers executing this Agreement and the other certificates and agreements delivered by Seller or Amador at the Closing;
          (v)  Officer's Certificates attesting to the matters set forth in
Section 5.1;
-----------

          (vi)  Grant deeds in the form of Exhibit 1.9(a)(vi) transferring and
                                           -------------------

conveying the Real Property to Buyer;
          (vii) Such assignments, bills of sale, certificates of title and other instruments of transfer, all in form reasonably satisfactory to Buyer, as are necessary to convey fully and effectively to Buyer the Purchased Assets in accordance with the terms hereof; and
          (viii) Such other and further certificates, assurances and documents as may reasonably be required by Buyer in connection with the consummation of the transactions contemplated hereby.
     (b)  Deliveries by Buyer.  Buyer shall deliver or cause to be delivered to
          -------------------
Seller:
          (i) True and correct copies of the Articles or Certificate of Incorporation of Buyer, certified by the Secretary of State of California as of a date within five (5) business days preceding the Closing Date, and true and correct copies of the bylaws of Buyer, certified as of the Closing Date by the Secretary or an Assistant Secretary of Buyer;
          (ii) A good standing certificate relating to Buyer from the State of California;
          (iii) A resolution of the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and the performance of the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of Buyer;
          (iv) A Secretary's Certificate attesting to the incumbency of the officers executing this Agreement and the other certificates and agreements delivered by Buyer at the Closing;
          (v)  An Officer's Certificate attesting to the matters set forth in
Section 6.1;
-----------

          (vi) Instruments executed by Buyer, in form and substance reasonably satisfactory to Seller, pursuant to which Buyer assumes the Assumed Liabilities;
          (vii)  The Purchase Price adjusted in accordance with Section 1.4; and
                                                                -----------

          (viii) Such other and further certificates, assurances and documents as may reasonably be required by Seller or Amador in connection with the consummation of the transactions contemplated hereby.
                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

                                   AND AMADOR
                                   ----------

     Seller and Amador hereby represent and warrant to Buyer as follows:

     SECTION 2.1  CORPORATE ORGANIZATION AND AUTHORITY.
                  ------------------------------------

     (a)  Incorporation; Authority.  Seller is a corporation duly organized,
          ------------------------

validly existing and in good standing under the laws of the State of Oregon, with full corporate power and authority to operate the Manufacturing Operations as now operated and to own the Purchased Assets (other than the Railroad assets). Amador is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with full corporate power and authority to own and operate the Railroad as it presently is being operated and to own the Purchased Assets (other than the assets of the Manufacturing Operations). Both Seller and Amador have the power to enter into and perform their respective obligations pursuant to this Agreement. Both Seller's and Amador's execution, delivery and performance of this Agreement and the transfer to Buyer of the Purchased Assets hereunder have been duly authorized by all requisite corporate action on the part of Seller and Amador. This Agreement constitutes Seller's and Amador's legal, valid and binding obligation, enforceable against Seller and Amador in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors' rights and to equitable principles.
     (b)  Foreign Qualification.  Both Seller and Amador are duly qualified and
          ---------------------

authorized to transact business and are in good standing in those jurisdictions of the United States in which either is required to be qualified to transact business in order to avert any effect on the Martell Operations or the Purchased Assets as currently operated by Seller and Amador that is or is reasonably likely to be materially adverse to the Purchased Assets or the results of operations, business or financial condition or prospects of the Martell Operations (a "Material Adverse Effect"). For purposes of this Agreement, a Material Adverse Effect shall mean an item or event causing an injury to Buyer or a diminution in the value of the Purchased Assets or the Martell Operations, either of which would exceed One Million Dollars ($1,000,000).
     SECTION 2.2  ABSENCE OF CONFLICTS AND CONSENT REQUIREMENTS.  Seller's and
                  ---------------------------------------------

Amador's execution and delivery of this Agreement, and the performance of their respective obligations hereunder, do not and will not: (a) conflict with or violate either Seller's or Amador's Articles of Incorporation or bylaws; (b) materially violate or, alone or with notice or the passage of time, result in the breach or the termination of, or otherwise give any contracting party the right to terminate or declare a default under, the terms of any written agreement relating to the Martell Operations to which either Seller or Amador is a party or by which any of the Purchased Assets may be bound and which in any case would have a Material Adverse Effect; or (c) violate any judgment, order, decree, law, statute, regulation or other judicial or governmental restriction to which Seller or Amador is subject, the violation of which would have a Material Adverse Effect. Except for any filing required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder ("Hart-Scott-Rodino"), or any necessary governmental or regulatory approvals or exemptions for the transfer of the principal assets of Amador and resulting control of the Railroad ("Common Carrier Approvals"), there is no requirement applicable to Seller or Amador to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful performance by Seller or Amador of their respective obligations hereunder.
     SECTION 2.3  FINANCIAL STATEMENTS.  Copies of the unaudited balance sheets
                  --------------------

of the Martell Operations and Timberlands as at October 31, 1996 (the "Balance Sheets") are attached hereto as Schedule 2.3. In addition, Seller has
                                ------------

previously furnished Buyer with copies of the unaudited balance sheets of the Manufacturing Operations and the Timberlands as at
December 31, 1995, 1994 and 1993 and internally generated statements of earnings for each of such calendar years, which are also attached as Schedule 2.3 (the
                                                            ------------

Balance Sheets and other attached financial information being collectively referred to as the "Financial Information"). The Financial Information has been prepared in accordance with Seller's usual and customary accounting practices consistently applied, which accounting practices are in accordance with GAAP consistently applied except as disclosed on Schedule 2.3(a), and presents fairly
                                            ---------------

the financial position of the Martell Operations as at the dates of the respective balance sheets, and the results of operations of the Martell Operations for the periods then ended.
     SECTION 2.4  ABSENCE OF CERTAIN CHANGES.  Since October 31, 1996, except as
                  --------------------------

set forth on Schedule 2.4, there has not been:
             ------------

     (a) any damage, destruction, loss (not covered by insurance) or other change in the condition of the Purchased Assets, except normal wear and tear, which would have a Material Adverse Effect;
     (b) any sale or transfer of any of the Purchased Assets other than in the ordinary course of business;
     (c) any material liability incurred by Seller or Amador with regard to the Martell Operations, contingent or otherwise, other than trade accounts, operating expenses, obligations under executory contracts incurred for fair consideration, or taxes accrued with respect to operations during such period, all of which have been incurred in the ordinary course of business; or
     (d) any receipt by Seller or Amador of any written notice of violation of any land use restrictions (including environmental, endangered species, and wetlands), building and zoning codes and ordinances, or other laws, ordinances, regulations, rules, orders, licenses, or determinations of any federal, state, county, municipal or other governmental authority materially affecting the Real Property or the Martell Operations.
     SECTION 2.5  OWNERSHIP OF ASSETS.
                  -------------------

     (a)  Real Property - Permitted Encumbrances.  Seller has good and
          --------------------------------------

marketable title to the Real Property, free and clear of any liens, claims, charges, options, rights of tenants or other encumbrances of any nature whatsoever, except: (i) as set forth on Schedule 2.5(a); (ii) as reflected or
                                        ---------------

reserved against in the Balance Sheets; or (iii) for "Permitted Encumbrances". For purposes of this Agreement, "Permitted Encumbrances" with respect to any Real Property shall mean all title exceptions shown by the "Title Commitment" (as defined below) and any items listed below unless objected to in a timely manner in accordance with Section 2.5(b), or which, if objected to, are cured
                          --------------

and deleted or affirmatively insured over:
          (i) liens and assessments, both general and special, and other governmental charges which are not yet due and payable as of the Closing;
          (ii) all land use restrictions (including environmental, endangered species and wetlands), building and zoning codes and ordinances, and other laws, ordinances, regulations, rules, orders, licenses or determinations of any federal, state, county, municipal or other governmental authority heretofore, now or hereafter enacted, made or issued by any such authority affecting the Real Property;
          (iii) all easements, rights-of-way, covenants, conditions, restrictions, reservations, licenses, agreements, and other matters of record;
          (iv) all encroachments, overlaps, overhangs, unrecorded easements, variations in area or measurement, rights of parties in possession, lack of access or any other matters not of record which would be disclosed by an accurate survey or inspection of the Real Property and which do not materially interfere with the present operations of the Particleboard Plant;
          (v) all electric power, telephone, gas, sanitary sewer, storm sewer, water and other utility lines, pipelines, service lines, and facilities of any nature on, over or under the Real Property, and all licenses, easements, rights-of-way, and other agreements relating thereto, so long as such do not materially affect the property's present use;
          (vi) all existing public and private roads and streets (whether dedicated or undedicated), and all railroad lines and rights-of-way affecting the Real Property;
          (vii) prior reservations or conveyances of mineral rights or mineral leases of every kind and character;
          (viii) inchoate mechanic's and materialmen's liens for construction in progress and workmen's, repairmen's, warehousemen's, carrier's liens and other similar statutory liens arising in the ordinary course of business;
          (ix) other imperfections of title, easements and encumbrances, if any, which do not materially adversely affect the marketability or insurability of title to the Real Property or materially detract from the value of or materially interfere with the present use of the Real Property; and
          (x) the pre-printed exceptions listed in Schedule B of the Title Commitment provided by Seller hereunder.
     (b)  Real Property - Title Commitment.  Seller shall provide, at its sole
          --------------------------------

cost and expense, a commitment for an owner's fee title insurance policy with respect to the Real Property (the "Title Commitment") from Lawyers Title Insurance Corporation or another nationally-recognized title insurance company (the "Title Company"). Within five (5) days following Seller's receipt of such Title Commitment, Seller shall deliver a copy of the Title Commitment to Buyer, together with true and complete copies of all instruments identified therein as giving rise to any defects or exceptions to title to the Real Property. Within fifteen (15) days following Buyer's receipt of the Title Commitment, Buyer shall advise Seller in writing of any liens, encumbrances or other defects or exceptions in or to title to the Real Property, other than Permitted Exceptions, subject to which Buyer is unwilling to accept title (collectively, the "Unacceptable Encumbrances"). Failure of Buyer to provide such written notice within such fifteen (15)-day period shall be deemed an election by Buyer to waive any Unacceptable Encumbrances and to accept such title as Seller and Amador are able to convey without any reduction in the Purchase Price. Within five (5) days following Seller's receipt of Buyer's notice of Unacceptable Encumbrances, if any, Seller shall advise Buyer in writing whether it or Amador intends to correct such Unacceptable Encumbrances. In the event Seller or Amador elects to correct all or some of the Unacceptable Encumbrances, Seller, in its sole discretion, may extend the Closing Date one or more times for up to ninety (90) days in the aggregate in order to eliminate such Unacceptable Encumbrances. If Seller is unable or unwilling to eliminate such Unacceptable Encumbrances and to convey title to the subject portion of the Real Property in accordance with the terms of this Agreement on or before the Closing Date (as such date may be extended), Buyer shall elect on the Closing Date, as its sole remedy for such failure of Seller or Amador to eliminate any Unacceptable Encumbrances, either: (i) to accept title to the Real Property subject to such Unacceptable Encumbrances and receive no credit against, or reduction of, the Purchase Price; or (ii) to terminate this Agreement pursuant to Section 8.1(c) . Notwithstanding anything to the contrary contained in this
   --------------
Section 2.5 or elsewhere in this Agreement, neither Seller nor Amador shall be
-----------

obligated to bring any action or proceeding, to make any payments or otherwise to incur any expense in order to eliminate any of the Unacceptable Encumbrances raised by Buyer.
     (c)  Leases.  Complete and correct copies of all of the Leases have been
          ------

delivered to or have been made available for inspection by Buyer. Except for matters which would not have a Material Adverse Effect: (i) all Leases are in full force and effect and constitute the legal, valid and binding obligations of Seller, Amador and the other respective parties thereto; and (ii) there are no existing material defaults of Seller or Amador with respect to the Leases or of any of the parties thereto (or events or conditions which, with notice or lapse of time, or both, would constitute a default).
     (d)  Personal Property.  Either Seller or Amador has good and marketable
          -----------------
title to all of the material items of tangible personal property included in the Purchased Assets, free and clear of any liens, claims, charges, options, rights of tenants or other encumbrances of any nature whatsoever, except for minor encumbrances that in the aggregate are not substantial in amount, do not materially detract from the value of the assets subject thereto, or materially interfere with the present use thereof.
     SECTION 2.6  LITIGATION.  Except as set forth on Schedule 2.6, there are no
                  ----------                          ------------

material actions, suits or proceedings filed or commenced by or before any court or any governmental or administrative agency, and there are no orders, injunctions, awards, judgments or decrees outstanding against, affecting or relating to the Martell Operations or any of the Purchased Assets which, in either case, would reasonably be anticipated individually or in the aggregate to have a Material Adverse Effect.
     SECTION 2.7  DISCLAIMER OF WARRANTIES.  Except with respect to the
                  ------------------------

warranties and representations specifically set forth in this Agreement, neither Seller nor Amador makes any warranty, express or implied, whether of merchantability, suitability or fitness for a particular purpose, or quality as to the Purchased Assets, or any part thereof, or as to the condition or workmanship thereof, or the absence of any defects therein, whether latent or patent, it being understood that the Purchased Assets are to be conveyed hereunder "AS IS, WHERE IS, WITH ALL FAULTS" on the date hereof, and in their present condition, subject to reasonable use, wear and tear between the dates hereof and the Closing Date, and Buyer has relied upon its own examination thereof.
     SECTION 2.8  LICENSES, PERMITS AND COMPLIANCE WITH LAW.  Except as provided
                  -----------------------------------------

in Section 2.9 with respect to environmental matters and Section 2.12 with
   -----------                                           ------------

respect to labor and employment matters:
     (a) Seller and Amador hold all governmental licenses, certificates, permits, franchises, approvals, exemptions, registrations and rights which are necessary to operate the Martell Operations as presently operated, except for such licenses, certificates, permits, franchises, approvals, exemptions, registrations and rights the absence of which would not, individually or in the aggregate, have a Material Adverse Effect; and
     (b) Seller and Amador are presently operating the Martell Operations so as to comply with all applicable statutes, ordinances, rules, regulations and orders of any governmental authority, except to the extent such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect.
     SECTION 2.9  ENVIRONMENTAL MATTERS.
                  ----------------------

     (a) Except as set forth on Schedule 2.9, to the "Actual Knowledge of
                                ------------

Seller and Amador" (as defined below):
          (i) No "Claim of Environmental Liability" (as defined below) relating to the conditions at or on the Real Property is pending or threatened by any governmental agency or other third-party;
          (ii) Either Seller or Amador currently holds all permits, licenses, and approvals of governmental authorities and agencies required under applicable environmental laws for the current use, occupancy or operation of the Martell Operations and the Purchased Assets, and are in substantial compliance with such permits, licenses, and approvals, except in either case for matters which would not, individually or in the aggregate, have a Material Adverse Effect;
          (iii) With respect to the Martell Operations and the Purchased Assets, Seller is in substantial compliance with all applicable environmental laws, except for those matters which would not, individually or in the aggregate, have a Material Adverse Effect;
          (iv) Neither Seller nor Amador has received any written notice which remains pending under any applicable environmental law concerning the Real Property and which notice relates to any substance that, as of the date hereof, is a Hazardous Material; and
          (v) There is no proceeding against Seller or Amador, or any pending investigation or inquiry with respect to Seller or Amador, by any federal, state or local court, tribunal, administrative agency, department, commission, board or other authority or instrumentality with respect to the presence on the Real Property of any material which is a Hazardous Material, or the migration thereof from or to other property.

     (b)  As used in this Section 2.9, the following terms shall have the
                          -----------

following meanings:
          (i) "Actual Knowledge of Seller and Amador" shall mean the actual knowledge as of the Closing Date of any of the persons listed on Schedule
                                                                 --------

2.9(b)(i).
---------

          (ii) "Claim of Environmental Liability" shall mean any and all claims, liabilities, obligations, losses or damages suffered or incurred as a result of (A) any suit, action, legal or administrative proceeding, or demand asserted or threatened by any third-party, including any governmental agency or authority, arising under any federal, state or local environmental law or regulation, (B) requirements imposed by applicable federal, state or local environmental laws and regulations, including all costs of remediation or costs otherwise incurred in complying with applicable laws and regulations, and (C) any and all judgments, courts costs, legal fees, and other costs of discovery and defense associated with (A) or (B) above.
          (iii) "Hazardous Material" shall mean any hazardous material, hazardous wastes, or hazardous or toxic substances as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section Section 9601 et seq.), the Resource Conservation and
                                         -- ---

Recovery Act, as amended, (42 U.S.C.  Section Section 6901 et seq.), and the
                                                           -- ---

Toxic Substances Control Act, as amended (15 U.S.C.  Section Section 2601 et
                                                                          --
seq.).
---

     SECTION 2.10  CONTRACTS.  Complete and correct copies of all of the
                   ---------

Contracts have been delivered to or have been made available for inspection by Buyer. Except for matters which would not, individually or in the aggregate, have a Material Adverse Effect: (a) each Contract is valid, binding and enforceable in accordance with its terms; (b) no other party to any Contract is in breach or default of the express written terms of such contract; and (c) there does not exist under any provision of any Contract any event that, with the giving of notice or the passage of time or both, would constitute such a breach or default.
     SECTION 2.11  BROKERS, FINDERS, ETC.  Except for the services of Dillon,
                   ---------------------

Read & Co. Inc., neither Seller nor Amador has employed any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission in connection with such transactions. Seller and Amador are solely responsible for any payment, fee or commission that may be due to Dillon, Read & Co. Inc. in connection with the transactions contemplated hereby.
     SECTION 2.12  LABOR AND EMPLOYMENT MATTERS.
                   -----------------------------

     (a)  Schedule 2.12(a) sets forth all bonus, pension, profit sharing,
          ----------------

401(k), stock option, commission, deferred compensation, retirement, hospitalization, medical, vision or dental reimbursement, post-retirement medical, sickness, accident, scholarship, severance pay, vacation pay, disability, death benefits, insurance and other similar plans, programs, funds, contracts or arrangements providing benefits to the employees, former employees or their dependents which are "employee benefit plans"' within the meaning of
Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") (collectively the "Benefit Plans") sponsored or maintained by Seller or Amador, or to which Seller or Amador contributes or is obligated to make contributions, which are applicable to any salaried or hourly employees of the Martell Operations or the Timberlands (the "Employees").
     (b)  Schedule 2.12(b) sets forth a true and correct list, as of the date
          ----------------

hereof, of all the Employees, together with their respective job titles, continuous service dates and compensation.

     SECTION 2.13  TAXES.  Seller and Amador have timely filed all tax returns
                   ------
pertaining to the Purchased Assets and have paid all taxes due with such returns.
     SECTION 2.14  INSURANCE.  Schedule 2.14 contains a complete list of all
                   ---------   -------------

current casualty, property, workers compensation and other insurance policies and arrangements affecting or relating to the ownership, use or operation of the Purchased Assets.
     SECTION 2.15  TRADEMARK.  Schedule 1.1(i) sets forth a list of all
                   ----------  ---------------

trademark registrations and pending applications for registration of the Trademark. To the knowledge of Seller: (a) the current use of the Trademark does not infringe upon or otherwise violate a valid and enforceable trademark of any third party; and (b) there are no actions or proceedings pending or threatened challenging any rights of Seller in and to the Trademark.
                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     Buyer hereby represents and warrants to Seller and Amador as follows:
     SECTION 3.1  CORPORATE ORGANIZATION AND AUTHORITY.  Buyer is a corporation
                  ------------------------------------

duly organized, validly existing and in good standing under the laws of the State of California, with full corporate power and authority to conduct its business as now conducted and to own its assets. Buyer has the power to enter into and perform its obligations pursuant to this Agreement. Buyer's execution, delivery and performance of this Agreement, and its acquisition of and payment for the Purchased Assets hereunder have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement constitutes Buyer's legal, valid and binding obligations, enforceable against Buyer in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors' rights and to equitable principles.

     SECTION 3.2  ABSENCE OF CONFLICTS AND CONSENT REQUIREMENTS.  Buyer's
                  ---------------------------------------------

execution and delivery of this Agreement, and the performance of its obligations hereunder, do not and will not: (a) conflict with or violate Buyer's Articles or Certificate of Incorporation or bylaws; (b) violate or, alone or with notice or passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate or declare a default under, the terms of any material written agreement to which Buyer is a party or by which Buyer or its assets are bound; or (c) violate any judgment, order, decree, or to the best knowledge of Buyer, any material law, statute, regulation or other judicial or governmental restriction to which Buyer is subject. Except as may be required under Hart-Scott-Rodino or for Common Carrier Approvals, there is no requirement applicable to Buyer to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful performance by Buyer of its obligations hereunder.
     SECTION 3.3  LITIGATION AFFECTING BUYER.  There is no claim, action,
                  --------------------------

proceeding or investigation pending or, to the best knowledge of Buyer, threatened in writing, nor is there outstanding any writ, order, decree or injunction that (a) calls into question Buyer's authority or right to enter into this Agreement and consummate the transactions contemplated hereby, or (b) would otherwise prevent or delay the transactions contemplated by this Agreement.
     SECTION 3.4  FINDERS' FEES.  Neither Buyer nor any of its affiliates, nor
                  -------------

any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions, or finder's fees in connection with the transactions contemplated herein.
     SECTION 3.5  FINANCIAL CAPABILITY.  Buyer has (a) immediately available
                  --------------------

funds sufficient to consummate the transactions contemplated by this Agreement or (b) obtained from an established lender or lenders verbal commitments to financing which, when combined with Buyer's available resources, is sufficient to enable Buyer to timely consummate the transactions contemplated by this Agreement.
                                   ARTICLE IV
                     COVENANTS OF SELLER, AMADOR AND BUYER
                     -------------------------------------

     SECTION 4.1  INVESTIGATION OF BUSINESS; ACCESS TO PROPERTIES AND RECORDS.
                  ------------------------------------------------------------

     (a) Subject to restrictions contained in confidentiality agreements to which Seller or Amador is subject with respect to any information relating to any third party, prior to the Closing Seller shall give to Buyer and its legal counsel, accountants and other representatives reasonable access during normal business hours to all of the Purchased Assets for inspection (including environmental inspection), and to the books, contracts, commitments and records of the Martell Operations (excluding personnel files and employee medical records), and shall permit them to consult with management employees of the Martell Operations to allow Buyer full opportunity to make such investigations as are necessary to analyze the affairs of the Martell Operations.
     (b) Any information provided to or obtained by Buyer or its representatives pursuant to this Agreement shall be held by Buyer and its representatives in accordance with, and shall be subject to the terms of, the Confidentiality Agreement dated October 1, 1996 by and between Georgia-Pacific Corporation (``eorgia-Pacific'') and Buyer, a copy of which is attached as
Exhibit 4.1(b).
---------------

     SECTION 4.2  REASONABLE EFFORTS.  Subject to the terms and conditions
                  ------------------

herein provided, including but not limited to those contained in Section 4.17,
                                                                 ------------

Seller, Amador and Buyer agree to use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with the other in connection with the foregoing, including using reasonable efforts:
     (a) to obtain all necessary waivers, consents, releases and approvals from other parties to the transfer of any Leases, Contracts or Licenses and Permits;
     (b) to obtain all consents, approvals and authorizations that are required to be obtained under any federal, state, local or foreign law or regulation, including any Common Carrier Approvals;
     (c) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby;
     (d) to effect all necessary registrations and filings and submissions of information requested by governmental authorities; and
     (e)  to fulfill all conditions to this Agreement.
     SECTION 4.3  FURTHER ASSURANCES.  Seller, Amador and Buyer agree that, from
                  ------------------

time to time, at or after the Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be reasonably necessary to carry out the purpose and intent of this Agreement.
     SECTION 4.4  PRESERVATION OF BUSINESS.
                  ------------------------

     (a) Subject to the terms and conditions of this Agreement and except as otherwise contemplated hereby, Seller and Amador shall, from the date hereof through the Closing Date, use reasonable efforts to:
          (i)   preserve the Purchased Assets; and
          (ii) preserve generally the goodwill of customers, suppliers, creditors and others having business relations with the Martell Operations.
     (b) Subject to the terms and conditions of this Agreement and except as otherwise expressly permitted by Seller or Amador, Buyer shall not interfere with Seller's or Amador's conduct of the Martell Operations pending the Closing and Buyer shall not take any action which might impair Seller's, or Amador's relationships with customers, suppliers and employees of the Martell Operations.
     SECTION 4.5  PUBLIC ANNOUNCEMENTS.  Neither Seller, Amador nor Buyer shall
                  ---------------------
make, nor permit any agent or affiliate to make, any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other parties hereto except as may be required by law.
     SECTION 4.6  NO IMPLIED REPRESENTATION.  It is the explicit intent of each
                  -------------------------

party hereto that neither Buyer, Seller, Amador nor Georgia-Pacific is making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement. Without limiting the generality of the foregoing, it is understood that any cost estimates, projections or other predictions contained or referred to in any of the offering materials that have been provided to Buyer, including without limitation those documents and materials provided to Buyer by Dillon, Read & Co. Inc., are not and shall not be deemed to be representations or warranties of Seller, Amador or Georgia-Pacific. Buyer assumes full responsibility for making its own evaluation of the adequacy and accuracy of any and all such estimates, projections and predictions.
     SECTION 4.7  INVENTORY.  Within three (3) days prior to Closing, designees
                  ---------

of Seller and Amador shall conduct, and Buyer shall have the right to observe, a physical inventory of the Inventory, the results of which shall be used in determination of the Inventory Adjustment pursuant to Section 1.4. Any dispute
                                                      -----------

with respect to such inventory shall be resolved in accordance with the procedures set forth in Section 1.4.
                        -----------

     SECTION 4.8  BULK TRANSFER COMPLIANCE.  Buyer hereby waives compliance with
                  ------------------------

the provisions of any applicable Bulk Sales Act under the Uniform Commercial Code in effect in any jurisdiction (the "Bulk Sales Laws"), to the extent applicable to the transactions contemplated hereby.
     SECTION 4.9  ASSIGNMENT OF CONTRACTS.  To the extent the assignment of any
                  ------------------------

contract, lease, commitment, security or other asset to be assigned to Buyer pursuant to the provisions hereof shall require the consent of any other person, this Agreement shall not constitute a contract to assign the same if an attempted assignment would constitute a breach thereof or give rise to any right of acceleration or termination. Seller and Amador shall use their reasonable efforts to procure consents to any such assignment. If any such consent is not obtained, Seller and Amador shall cooperate with Buyer in any reasonable arrangement designed to provide Buyer the benefit of any such contract, agreement, commitment, security or other asset, including enforcement of any and all rights of Seller or Amador against the other party thereto arising out of breach or cancellation thereof by such party or otherwise.
     SECTION 4.10  ACCESS TO BOOKS AND RECORDS AFTER CLOSING.  The parties agree
                   -----------------------------------------

that, for the purpose of this Section 4.10, the "Access Period" is defined as
                              ------------

the longer of (a) a period of three (3) years following the Closing Date or (b) the period of time beginning on the Closing Date and ending on the date on which taxes may no longer be assessed against Seller, Amador or Georgia-Pacific with respect to the ownership or operation of the Martell Operations or the Timberlands under all applicable statutes of limitation, including the period covered by any waivers or extensions thereof. During the Access Period, Buyer shall maintain in a reasonably accessible location all books and records of the Purchased Assets and the Timberlands, and shall provide to Seller any information reasonably necessary for the filing of tax returns or the response to tax audits or other inquiries of any taxing authority. Buyer shall notify Seller prior to disposing of any such books and records after the Access Period has expired and, upon request made by Seller within sixty (60) days after receipt of such notice, Buyer shall deliver such books and records to Seller at Seller's expense.
     SECTION 4.11  EMPLOYEES.
                   ---------
     (a) Within fourteen (14) days following the Closing Date, Buyer will notify all Employees of the procedures pursuant to which they will have the opportunity to apply for employment with Buyer.
     (b) Buyer shall notify Seller in writing of any decision not to hire an Employee or of any offer of employment made to any Employee (regardless of whether the offer is accepted) within five (5) days of the decision not to hire or the offer, as the case may be. Such notice shall include the name of the affected Employee, his/her Social Security number, the date the offer was made or the rejection decision was made and a description of the action taken (offer or rejection). Buyer need not provide this notice with respect to offers made or rejection decisions made more than one hundred twenty (120) days following the Closing Date.
     (c) Within ninety-five (95) days following the Closing Date, Buyer shall also identify to Seller in writing all Employees who have not applied for employment with Buyer within the ninety (90) days following the Closing Date. This notice shall include the name and Social Security number of each Employee listed.
     (d) Seller shall notify all Employees prior to Closing that their employment by either Seller or Amador, as the case may be, with respect to the Martell Operations or the Timberlands will cease effective as of the Closing.
     SECTION 4.12  ENVIRONMENTAL AUDIT.
                   -------------------

     (a) Within forty-five (45) days of the date of this Agreement, Buyer shall conduct, or cause to be conducted, at its sole cost and expense, such environmental audits or surveys of the Real Property and the Martell Operations, if any, as it may deem reasonably necessary. The scope, methodology, timing and conduct of such activities shall be subject to the prior written approval of Seller, which approval shall not be unreasonably withheld and will either be given or refused within five (5) days of receipt by Seller of a request from Buyer. To the extent practicable, such environmental audits or surveys shall be conducted in a manner which will not disrupt the operation of the Martell Operations, and Buyer and Seller shall cooperate in scheduling the environmental audit work performed at the Real Property and the Martell Operations pursuant to this Section 4.12. Buyer will begin such environmental audits or surveys as
     ------------

soon as practicable and will cause all such work to be completed within forty-five (45) days of the date hereof. If such environmental audits or surveys identify any matter which Buyer intends to assert as a breach of a condition to Buyer's obligation to close pursuant to Section 5.4 ( a "Material Environmental
                                        -----------

Matter"), Buyer shall provide Seller written notice of such matter indicating such intention no later than fifty (50) days from the date hereof. Absent receipt of such notice by Seller within such fifty(50)-day period, Buyer may not assert any matter identified in the environmental audits or surveys performed pursuant to this Section 4.12 as a breach of a condition to Buyer's obligation
                 ------------

to close under Section 5.4 or otherwise, or as grounds for termination under
               -----------

Article VIII.  Within ten (10) days following Seller's receipt of any notice
------------

from Buyer of a Material Environmental Matter, Seller shall advise Buyer in writing whether, to what extent, and by what means it intends to correct such matter. In the event Seller elects to remediate or otherwise correct a Material Environmental Matter, Buyer and Seller shall agree in writing as to the specific actions to be taken, including any necessary postponement of the Closing Date.
     (b) In addition, Buyer shall deliver to Seller copies of all environmental reports, surveys or audits (both drafts and final versions) which Buyer obtains with respect to the Real Property or the Martell Operations pursuant to this
Section 4.12.  Buyer, Amador and Seller agree to keep all environmental audit or
------------

survey reports and other environmental information generated by or exchanged among the parties pursuant to this Agreement confidential and not to disclose or use for any purpose not expressly contemplated by this Agreement, or permit any other party to use for any purpose, any such reports or information concerning the Real Property or the Martell Operations. Buyer shall remedy any damage to the Real Property or the Martell Operations which is caused by any environmental audit or survey performed on Buyer's behalf at the Real Property or the Martell Operations pursuant to this Section 4.12.
                                           ------------

     SECTION 4.13  PRODUCT CLAIMS.
                   --------------

     (a) Seller shall retain any and all liability and responsibility for those ``roduct Claims'' (as defined below) attributable to operations of the Manufacturing Operations on or prior to the Closing Date, whenever asserted. Buyer shall have liability and responsibility for those Product Claims attributable to operations of the Manufacturing Operations after the Closing Date, whenever asserted. In apportioning the respective obligations of the parties pursuant to this Section 4.13, Buyer and Seller agree that: (i) a
                         ------------

rebuttable presumption shall exist that Product Claims are attributable to the operations of the Manufacturing Operations on or prior to the Closing Date if installation of the product at issue occurred prior to thirty (30) days after the Closing Date; and (ii) a rebuttable presumption shall exist that Product Claims are attributable to the operations of the Manufacturing Operations after the Closing Date if installation of the product at issue occurred ninety (90) or more days after the Closing Date.
     (b)  For purposes of this Section 4.13, "Product Claims" shall mean any
                               ------------

and all obligations, liabilities, costs and expenses in respect of or arising in connection with claims pertaining to lumber and particleboard products manufactured at the Manufacturing Operations, whether based on theories of tort, contract, strict liability, express or implied warranty or otherwise, and including, without limitation, demands for refunds, returns or allowances.
     SECTION 4.14  INTERMEDIARY.  The parties agree that Seller may, in its
                   ------------

discretion, substitute an intermediary (an "Intermediary") to act in place of Seller, in whole or in part, as the seller of the Real Property, and thereby elect to consummate the transaction as a like kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended. Buyer agrees to accept all or any portion of the Real Property, any escrow instructions and any other required performance of the Seller hereunder from an Intermediary and to render performance of Buyer's obligations hereunder to an Intermediary. Seller agrees to pay any and all additional costs incurred as a result of substituting an Intermediary.
     SECTION 4.15  RIGHT TO UPDATE.  From time to time prior to the Closing,
                   ---------------

Seller and Amador shall have the right (but not any obligation) to update or amend in any respect its disclosure of any matter set forth or permitted to be set forth in an Exhibit or Schedule hereto. If the Buyer believes in good faith that the information in any such update or amendment results in a material change to the value of the Purchased Assets, the results of operations or the business or financial condition or prospects of the Martell Operations which would constitute a Material Adverse Effect (when compared with the matters set forth in the subject Exhibit or Schedule immediately prior to such update or amendment), then Buyer shall so notify Seller in writing within ten (10) business days after the date on which Seller or Amador notifies Buyer of the
proposed update or amendment.   If Buyer fails to so notify Seller within such
ten (10) business day period, the update or amendment shall be deemed to have been accepted by Buyer. If Buyer does so notify Seller, within ten (10) business days of Seller's receipt of such notice, the parties shall meet to attempt in good faith to negotiate an equitable resolution, by adjustment of the Purchase Price or otherwise. If the parties are unable to reach such a resolution within ten (10) business days of such meeting, Buyer may terminate this Agreement by written notice to Seller.
     SECTION 4.16  REMOVAL OF TRADEMARKS, ETC.  As promptly as practical after
                   ---------------------------

the Closing, and in no event later than sixty (60) days after the Closing Date, Buyer shall delete, remove or otherwise obliterate from the Purchased Assets all trade names, trademarks and service marks of the Seller, Amador or Georgia-Pacific, other than the Trademark, including, without limitation, references to "Georgia-Pacific", "G-P" and derivatives thereof and related logos.
     SECTION 4.17  ANTITRUST REGULATORY APPROVALS.  The Buyer and the Seller
                   -------------------------------

shall each use its best efforts, with all reasonable diligence, to obtain governmental approval of the transaction contemplated hereunder, including, without limitation, the accurate preparation and prompt filing of all notifications, forms, reports, and documents required under Hart-Scott-Rodino and any requests for additional information and documentary material thereunder. Seller shall reimburse Buyer for one-half of the cost of the filing fee for the merger prenotification filing under Hart-Scott-Rodino.
     SECTION 4.18  RESPONSIBILITY FOR CERTAIN ENVIRONMENTAL LIABILITIES.
                   ----------------------------------------------------

     Buyer and Seller hereby agree to the following arrangement with regard to actual, out-of-pocket expenses necessarily incurred in the testing for, removal or remediation of any "Hazardous Material" (as defined in Section 2.9) found
                                                           -----------

on the Real Property or the Timberlands purchased by Buyer pursuant to the Timberlands Purchase Agreement (the Real Property and purchased Timberlands being hereinafter referred to collectively as the "Purchased Property") which testing, removal or remediation is required by order of any environmental regulatory agency having jurisdiction to enforce environmental laws in connection with the Purchased Property (a "Remediation Expense"):
     (a) Buyer shall be responsible for the first One Million Dollars ($1,000,000) of Remediation Expenses; provided, however, that no amount of such expenses which is subject to an indemnity claim under Article VII hereof or
                                                      -----------

Article VII of the Timberlands Purchase Agreement shall constitute a Remediation
-----------

Expense for any purpose under this Section 4.18.
                                   ------------

After Buyer has incurred One Million Dollars ($1,000,000) in Remediation Expenses, any additional Remediation Expenses shall be shared equally as incurred between Buyer and Seller subject to the limitations of Section 4.18(e).
                                                                ---------------

     (b) Buyer shall notify Seller in writing prior to incurring any Remediation Expense for which Seller may share responsibility under this Section
                                                                         -------

4.18, which notice shall include information regarding the nature and scope of
-----

the subject testing, remediation or removal, including all orders requiring Buyer's performance in accordance with Section 4.18(c). Thereafter, Buyer and
                                       ---------------

Seller shall cooperate in overseeing the required testing, remediation or removal, including selection of any third-party contractors.
     (c) A Remediation Expense shall be required to be incurred for purposes of this Section 4.18, and Seller's payment obligation hereunder shall apply, only
     ------------

if the appropriate environmental regulatory agency has either: (i) filed a complaint in an appropriate state or federal court seeking testing for, removal or remediation of a Hazardous Substance from the Purchased Property; or (ii) issued an administrative order requiring such testing, removal or remediation.
     (d) Seller shall have no obligation with respect to any Remediation Expense incurred in connection with the testing for, removal or remediation of any material from the Purchased Property which was not present thereon as of the Closing Date.
     (e)  Seller's payment obligation under Section 4.18(a) with regard to any
                                            ---------------

Remediation Expense shall expire upon the earlier to occur of: (i) Seller's payment pursuant to this Section 4.18 of aggregate Remediation Expenses of Nine
                         ------------

Million Five Hundred Thousand Dollars ($9,500,000); or (ii) the fifth anniversary of the Closing Date, provided, however, that Seller's payment obligation shall continue beyond such fifth anniversary, subject to termination pursuant to Section 4.18(e)(i), as to any matter as to which Seller shall have
            ------------------
received notice in accordance with Section 4.18(b) prior to such fifth
                                   ---------------

anniversary.
     (f) If at any time prior to the expiration of Seller's obligations pursuant to Section 4.18(e), Buyer intends to give notice to any environmental
            ---------------

regulatory agency that Buyer has found any Hazardous Material on the Purchased Property, Buyer shall give Seller prior written notice of its intention to notify such agency so that Seller may offer its opinion as to the existence of any duty of disclosure and, if necessary, participate in the disclosure and any future discussions with the regulatory agency concerning the matter. Nothing in this Section 4.18(f) shall preclude Buyer from proceeding to notify the
    -----------------

appropriate regulatory agency, after notifying and consulting with Seller, if the Buyer has a good faith belief that such notification is required by law.
     SECTION 4.19  LICENSES AND PERMITS.  Prior to Closing, Seller shall provide
                   ---------------------

Buyer with a list of the Licenses and Permits, which list shall be complete and accurate to Seller's and Amador's knowledge.


                                   ARTICLE V
                   CONDITIONS TO BUYER'S OBLIGATION TO CLOSE
                   -----------------------------------------

          Buyer's obligation to consummate the transactions contemplated hereunder are contingent upon the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived by Buyer, in whole or in part, in its absolute discretion, at any time or from time to time prior to the Closing:
     SECTION 5.1  REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND
                  -------------------------------------------------------

AMADOR.  The representations and warranties of Seller and Amador in this
-------

Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time), and the covenants and agreements of Seller and Amador to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.
     SECTION 5.2  FILINGS; CONSENTS; WAITING PERIODS.  All registrations,
                  -----------------------------------

filings, applications, notices, covenants, approvals, waivers, authorizations, qualifications and orders required by this Agreement to be filed, made or obtained by Seller or Amador shall have been filed, made or obtained and copies thereof shall have been delivered to Buyer.
     SECTION 5.3  NO INJUNCTION.  At the Closing Date,  no injunction,
                  --------------

restraining order or decree of any nature of any court or governmental agency or body of competent jurisdiction shall be in effect which restrains or prohibits the consummation of the transactions contemplated hereunder or imposes conditions on such consummation not otherwise provided for herein.
     SECTION 5.4  ENVIRONMENTAL MATTERS.  The results of the environmental
                  ----------------------

audits or surveys of the Real Property described in Section 4.12 shall not have
                                                    ------------

identified any matter or matters relating to the handling, storage, transportation, treatment, disposal, release or potential release into the soil or groundwater on the Real Property or the Martell Operations of any Hazardous Material which, in the aggregate, would have a Material Adverse Effect, and as to which: (a) Buyer shall have given timely notice in accordance with Section
                                                                       -------

4.12(a) of its intention to assert same as a breach of a condition to Buyer's
-------

obligation to close under this Section 5.4; and (b) Seller was unable or
                               ------------

unwilling to remediate or otherwise correct to Buyer's reasonable satisfaction.

     SECTION 5.5  CLOSING DOCUMENTS.  Seller shall have delivered the items set
                  ------------------

forth in Section 1.9(a).
         --------------

     SECTION 5.6  ABSENCE OF LITIGATION.  With the exception of any continuing
                  ----------------------

inquiry or investigation into compliance with Hart-Scott-Rodino: (a) no claim, action, suit, arbitration, investigation, inquiry or other proceeding by any United States federal or state governmental, regulatory or administrative agency or authority or any other person shall be pending on the Closing Date; or (b) prior to the Closing Date, no party to this Agreement shall have been advised by any United States federal or state governmental, regulatory or administrative agency or authority (which advisory has not been officially withdrawn by such agency or authority on or prior to the Closing Date) that such agency or authority is investigating the transactions contemplated by this Agreement to determine whether to file or commence any litigation, which, in the case of either (a) or (b) above, seeks or would seek to enjoin, restrain or prohibit the consummation of the transactions contemplated by this Agreement, or to impose limitations on the ability of Buyer to continue operation of the Martell Operations as presently conducted with the Purchased Assets, or to require the divestiture by Buyer of the Purchased Assets.
     SECTION 5.7  SIMULTANEOUS CLOSINGS.  The transactions contemplated by the
                  ---------------------

Timberlands Purchase Agreement shall have been consummated.
                                   ARTICLE VI
                      CONDITIONS TO SELLER'S AND AMADOR'S
                      -----------------------------------

                              OBLIGATIONS TO CLOSE
                              --------------------

     Seller's and Amador's obligations to consummate the transactions contemplated hereunder are contingent upon the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived by Seller and Amador, in whole or in part, in their absolute discretion, at any time or from time to time prior to the Closing:

     SECTION 6.1  REPRESENTATIONS, WARRANTIES AND COVENANTS OF
     BUYER.  The
                  ---------------------------------------------------

representations and warranties of Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time), and the covenants and agreements of Buyer to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.
     SECTION 6.2  FILINGS; CONSENTS; WAITING PERIODS.  All registrations,
                  -----------------------------------

filings, applications, notices, covenants, approvals, waivers, authorizations, qualifications and orders required by this Agreement to be filed, made or obtained by Buyer shall have been filed, made or obtained, and copies thereof shall have been delivered to Seller; and Seller or Amador shall have obtained any necessary Common Carrier Approvals.
     SECTION 6.3  NO INJUNCTION.  At the Closing Date, no injunction,
                  --------------

restraining order or decree of any nature of any court or governmental agency or body of competent jurisdiction shall be in effect which restrains or prohibits the consummation of the transactions contemplated hereunder or imposes conditions on such consummation not otherwise provided for herein.
     SECTION 6.4  CLOSING ITEMS.  Buyer shall have delivered the items listed in
                  --------------

Section 1.9(b), including, without limitation, instruments executed by Buyer, in
--------------

form and substance reasonably satisfactory to Seller, pursuant to which Buyer assumes the Assumed Liabilities.
     SECTION 6.5  SIMULTANEOUS CLOSINGS.  The transactions contemplated by the
                  ---------------------

Timberlands Purchase Agreement shall have been consummated.
                                  ARTICLE VII
                           SURVIVAL; INDEMNIFICATION
                           -------------------------

     SECTION 7.1  SURVIVAL.  Subject to the specific limitations and other
                  ---------

express provisions of this Agreement: (a) the representations and warranties of the parties contained in Sections 2.5, 2.6, 2.8 and 2.10 shall survive the
                         ------------  ---  ----   -----

Closing and shall remain in full force and effect for a period of three (3) years after the Closing Date; (b) the representations and warranties of the parties contained in Section 2.9 shall remain in full force and effect for a
                     ----------

period of five (5) years after the Closing Date; (c) the representations and warranties of the parties contained in Section 2.13 shall remain in full force
                                       ------------

and effect until expiration of the applicable statute of limitations with regard to tax matters; and (d) all other representations and warranties of the parties contained herein shall remain in full force and effect for a period of one (1) year after the Closing Date; provided, however, that the representations and warranties in Section 3.5 shall not survive the Closing; and provided, further,
              -----------

that if a party shall have made a claim for indemnification pursuant to Section
                                                                        -------

7.2 within the applicable aforesaid survival period, the representations and
---

warranties to which such claim relates shall survive only for purposes of that claim and no others until such claim is disposed of as provided in this Article
                                                                        -------

VII.
---

     SECTION 7.2  INDEMNIFICATION.
                  ----------------

     (a)  Indemnification by Seller and Amador.  Seller and Amador hereby agree
          -------------------------------------

to indemnify and hold Buyer harmless from any and all liabilities, losses, claims, judgments, damages, expenses and costs (including, without limitation, reasonable counsel fees and costs and expenses incurred in connection therewith) (collectively, the "Indemnifiable Damages" which it may suffer or incur by reason of: (i) the breach or inaccuracy of any of the representations and warranties of Seller or Amador contained in this Agreement; (ii) the breach by Seller or Amador of any of the covenants or agreements made by either of them in this Agreement; (iii) any misrepresentation contained in any certificate furnished by Seller or Amador pursuant to this Agreement; or (iv) any loss arising or resulting from the Excluded Assets or any liabilities of Seller or Amador not expressly assumed by Buyer hereunder, including, without limitation, any and all liabilities to Employees arising out of their employment or termination by Seller or Amador including any such liabilities arising under the Worker Adjustment and Retraining Notification Act (Pub. L. 100-379, 102 Stat. 890 (1988)), as amended; or (v) any and all loss and expense (except for those arising out of Assumed Liabilities) arising out of failure to comply with the Bulk Sales laws.
     (b)  Indemnification by Buyer.  Buyer hereby agrees to indemnify and hold
          -------------------------

Seller and Amador harmless from any and all Indemnifiable Damages which either of them may suffer or incur by reason of: (i) the breach or inaccuracy of any of the representations or warranties of Buyer contained in this Agreement; (ii) the breach by Buyer of any of the covenants or agreements made by it in this Agreement; (iii) any misrepresentation contained in any certificate furnished by Buyer pursuant to this Agreement; (iv) any Assumed Liabilities; or (v) any and all liabilities to Employees arising out of any decision by Buyer to extend or not to extend to such Employees an offer of employment with Buyer.
     (c)  Third-Party Claims.  If any claim or demand is asserted against the
          ------------------
indemnified party by a third party with respect to any matter under the indemnities set forth in Sections 7.2(a) or (b) (a "Third Party Claim"), the
                         ---------------    ---

indemnified party shall promptly give written notice and details thereof, including copies of all pleadings and the pertinent documents, to the indemnifying party. Within twenty (20) days of receipt of such notice, the indemnifying party shall either (i) pay or settle the Third Party Claim or (ii) notify the indemnified party that the indemnifying party disputes the Third Party Claim and intends to defend against it, and thereafter so defend and pay any adverse final judgment or award or settlement amount in regard thereto.
Such defense shall be controlled by the indemnifying party, and the cost of such defense shall be borne by it, except that the indemnified party shall have the right to participate in such defense at its own expense. The indemnified party agrees that it will cooperate in all reasonable respects in the defense of any such claim or demand, including making personnel, books, and records relevant to the claim available to the indemnifying party, without charge, except for reimbursement of reasonable out-of pocket expenses.
     If the indemnifying party fails to take action within twenty (20) days as set forth above, then the indemnified party shall have the right to pay, compromise or defend any Third Party Claim and to assert the amount of any payment on the Third Party Claim plus the expense of defense or settlement as an indemnity claim. The indemnified party shall also have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by the indemnifying party and any expenses incurred by so acting shall be paid by the indemnifying party.
     (d)  Payment.  With respect to all claims other than Third Party Claims,
          --------

the indemnifying party shall promptly pay or reimburse the indemnified party in respect of any claim or liability for Indemnifiable Damages to which the foregoing indemnities relate after receipt of written notice from the indemnified party outlining with reasonable particularity the nature and amount of the claim(s). All claims for indemnity hereunder must be submitted by the indemnified party to the indemnifying party within the applicable time periods set forth in Section 7.1. In the event the indemnifying party fails or refuses
             -----------

to make payment for such claims within a period of twenty (20) days from the date of notice to the indemnifying party, the indemnified party shall be entitled to exercise all legal means of relief available.
     (e)  Access and Information.  With respect to any claim for indemnification
          -----------------------

hereunder, the indemnified party will give to the indemnifying party and its counsel, accountants and other representatives full and free access, during normal business hours and upon the giving of reasonable prior notice, to their books and records relating to such claims, and to their employees, accountants, counsel and other representatives, all without charge to the indemnifying party, except for reimbursement of reasonable out-of-pocket expenses. In this regard, the indemnified party agrees, notwithstanding the provisions of Section 4.10, to
                                                                ------------

maintain any of its books and records which may relate to a claim for indemnification hereunder for such period of time as may be necessary to enable the indemnifying party to resolve such claim.
         (f)  Monetary Limitations On Indemnification.
              ------------------- -----------

          (i) Neither Seller nor Amador shall be obligated hereunder to indemnify Buyer with respect to any liabilities, losses, claims, judgments, damages, expenses and costs as to which Buyer is otherwise entitled to indemnification under this Agreement unless and until the aggregate amount of indemnification so asserted exceeds Five Hundred Thousand Dollars ($500,000), and thereafter Buyer shall be entitled to indemnity from Seller and Amador hereunder only with respect to any amounts in excess of Five Hundred Thousand Dollars ($500,000). Notwithstanding anything in this Agreement to the contrary, Seller's and Amador's maximum aggregate obligation to Buyer pursuant to this Section 7.2 shall not exceed Seven Million Five Hundred Thousand Dollars
        -----------

($7,500,000).  The limitations of this Section 7.2(f) shall not apply with
                                       --------------

regard to any breach or inaccuracy in the representations and warranties set forth in Section 2.9(a).
         --------------

          (ii) Buyer shall not be obligated hereunder to indemnify Seller or Amador with respect to any liabilities, losses, claims, judgments, damages, expenses and costs as to which Seller or Amador is otherwise entitled to indemnification under this Agreement unless and until the aggregate amount of indemnification so asserted exceeds Five Hundred Thousand Dollars ($500,000), and thereafter Seller and Amador shall be entitled to indemnity from Buyer hereunder only with respect to any amounts in excess of Five Hundred Thousand Dollars ($500,000). Notwithstanding anything in this Agreement to the contrary, Buyer's maximum aggregate obligation to Seller and Amador pursuant to this
Section 7.2 shall not exceed Seven Million Five Hundred Thousand Dollars
-----------

($7,500,000).
          (iii)  The liability of any indemnifying party under this Section 7.2
                                                                    -----------

shall be offset dollar for dollar by: (A) any insurance proceeds received or recoverable by the indemnified party after the Closing in respect of the item of Indemnifiable Damages involved; (B) any other recovery made or recoverable by the indemnified party from any third party on account of the item of Indemnifiable Damages involved; and (C) any tax benefit realizable by the indemnified party or any affiliate thereof on account of the item of Indemnifiable Damages involved.
     (g)  Other Limitations on Indemnification.
          -------------------------------------

          (i) No indemnifying party under this Section 7.2 shall have any
                                               -----------

obligation to an indemnified party with respect to any matter unless the indemnified party shall have taken all reasonable steps to mitigate the liabilities, losses, claims, judgments, damages, expenses and costs involved upon and after becoming aware of such matter. In no event shall an indemnifying party be liable for consequential or punitive damages.
          (ii) Anything in this Agreement to the contrary notwithstanding, no claim may be asserted nor any action commenced against any party for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or action is received by such party describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in this Agreement irrespective of whether the subject matter of such claim or action shall have occurred before or after such date.
     SECTION 7.3  EXCLUSIVE REMEDY.
                  -----------------

     (a) Each of Buyer, Seller and Amador hereby acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to the representations, warranties and covenants contained in this Agreement, other than the parties' respective obligations under Section 4.18, shall be pursuant
                                               ------------

to the indemnification provisions set forth in this Article VII.  In furtherance
                                                    -----------

of the foregoing, each of the parties hereto hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against any other party hereto arising under or based upon any federal, state or local statute, law, ordinance, rule or regulation (including, without limitation, any such rights, claims or causes of action arising under or based upon common law or otherwise) with respect to the representations, warranties and covenants contained in this Agreement.
     (b)  Notwithstanding the foregoing subsection (a), nothing contained in
                                        --------------

this Section 7.3 shall prevent any party hereto from seeking and obtaining
     -----------

specific performance by the other party hereto of any of its obligations under this Agreement as provided in Section 9.11 or from seeking and obtaining
                              ------------

injunctive relief against the other party's activities in breach of this Agreement.
     (c) Anything in this Agreement to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of Buyer after the Closing to rescind this Agreement or any of the transactions contemplated hereby.

                                  ARTICLE VIII
                                  TERMINATION
                                  -----------

     SECTION 8.1  TERMINATION.  This Agreement may be terminated at any time
                  ------------

prior to Closing by:
     (a)  the mutual consent of Seller and Buyer;
     (b) either Seller or Buyer if the Closing has not occurred by the close of business on June 20, 1997, so long as the failure to consummate the transaction on or before such date did not result solely from the failure by the party or its affiliate seeking termination of this Agreement to fulfill any undertaking or commitment on its part provided for herein prior to Closing; or
     (c)  Buyer pursuant to Section 2.5(b) or Section 4.15.
                            --------------    ------------

     SECTION 8.2  PROCEDURE AND EFFECT OF TERMINATION.  In the event of
                  ------------------------------------

termination of this Agreement pursuant to Section 8.1, written notice thereof
                                          -----------

shall forthwith be given by the terminating party to the other parties hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Sections 4.5,
                                                            ------------

4.12(b), 8.2, 9.3 and 9.5 and the Confidentiality Agreement referred to in
-------  ---  ---     ---

Section 4.1(b) shall survive the termination of this Agreement, provided,
--------------

however, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement.


                                   ARTICLE IX
                                 MISCELLANEOUS
                                 -------------

     SECTION 9.1  COUNTERPARTS.  This Agreement may be executed in two or more
                  -------------

counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
     SECTION 9.2  GOVERNING LAW/DISPUTE RESOLUTION.
                  ---------------------------------

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to the choice of law principles thereof.
     (b) The parties will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly by negotiations between representatives and senior executives of the parties who have authority to settle the controversy. If a controversy or claim should arise, Danny W. Huff, Vice President and Treasurer of Seller and M.D. Emmerson, Vice President and Chief Financial Officer of Buyer, or their respective successors in the positions they now hold (the "Project Managers"), will meet at least once and will attempt to resolve the matter. Either Project Manager may request the other to meet within fourteen (14) days, at a mutually agreed time and place.
If the matter has not been resolved within twenty (20) days of their first meeting, the Project Managers shall refer the matter to senior executives who do not have direct responsibility for administration of this Agreement (the
"Senior Executives"). Thereupon, the Project Managers shall promptly prepare and exchange memoranda stating: (a) the issues in dispute and their respective positions, summarizing the evidence and arguments supporting their positions, and the negotiations which have taken place, and attaching relevant documents; and (b) the name and title of the Senior Executive who will represent that party. The Senior Executives shall meet for negotiations at a mutually agreed time and place within fourteen (14) days of the end of the twenty (20)- day period referred to above, and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the dispute.
     If the matter has not been resolved within thirty (30) days of the initial meeting of the Senior Executives, or if either party will not meet within thirty
(30) days of the end of the twenty (20)-day period referred to above, the parties will attempt in good faith to resolve the controversy or claim by mediation in accordance with the American Arbitration Association model procedures for mediation of business/commercial disputes. If the matter has not been resolved pursuant to the aforesaid mediation procedure within thirty (30) days of the commencement of such procedure, or if either party will not participate in a mediation, the controversy shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1 - 16, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The place of arbitration shall be Atlanta, Georgia. The arbitrator(s) are not empowered to award damages in excess of actual damages, including punitive or consequential damages. All deadlines specified in this Section 9.2(b) may be
                                                        --------------

extended by mutual agreement.
     (c) Except as specifically provided to the contrary herein, the procedures specified in Section 9.2(b) shall be the sole and exclusive procedures for the
             --------------

resolution of disputes between the parties arising out of or relating to this Agreement; provided, however, that a party may seek a preliminary injunction or other preliminary judicial relief if in its judgment such action is necessary to avoid irreparable damage. Despite such action the parties will continue to participate in good faith in the procedures specified in Section 9.2(b). All
                                                         --------------

applicable statutes of limitation shall be tolled while the procedures specified in Section 9.2(b) are pending, and the parties will take such action, if any,
   --------------

required to effectuate such tolling.
     SECTION 9.3  NO THIRD PARTY BENEFICIARIES.  Nothing in this Agreement or
                  -----------------------------

any ancillary documents, whether expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement.
     SECTION 9.4  ENTIRE AGREEMENT.  Except for the Confidentiality Agreement
                  -----------------

referred to in Section 4.1(b), this Agreement (including any agreements
               --------------

incorporated herein) and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof, and there are no agreements, understandings, representations and warranties regarding the subject matter hereof between the parties other than those set forth or referred to herein.
     SECTION 9.5  EXPENSES.  Except as expressly provided herein to the
                  ---------

contrary, whether or not the transactions contemplated by this Agreement are consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.
     SECTION 9.6  NOTICES.  All notices hereunder shall be sufficiently given
                  --------

for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service, or to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to Seller or Amador shall be addressed to:

                    Georgia-Pacific West, Inc.
                    133 Peachtree Street, N.E.
                    Atlanta, Georgia 30303
                    Attention:  James F. Kelley, General Counsel
                    Telecopier:  (404) 230-1674

or at such other address and to the attention of such other person as Seller may designate by notice to Buyer in accordance with this Section 9.6. Notices to
                                                     -----------

Buyer shall be addressed to:

                    Sierra Pacific Holding Company
                    P.O. Box 496028
                    Redding, California  96049-6028
                    Attention:  M.D. Emmerson, Vice President and Chief
                                               Financial Officer
                    Telecopier:  (916) 378-8266

          with a copy to:

                    David H. Dun, Esq.
                    Dun & Martinek
                    730 Seventh Street, Suite B
                    Eureka, California  95501
                    Telecopier:  (707) 442-9251


or to such other address and to the attention of such other person as Buyer may designate by written notice to Seller in accordance with this Section 9.6.
                                                              -----------


     SECTION 9.7  SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon
                  -----------------------

and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that Buyer will not assign its rights or delegate its obligations under this Agreement without the express prior written consent of Seller; and provided further, that Buyer may assign its rights or delegate its obligations under this Agreement, in whole or in part, to an affiliate of Buyer upon showing of documentation detailing such affiliate's financial ability to consummate the transactions contemplated by this Agreement expeditiously, which documentation must be reasonably satisfactory to Seller.
     SECTION 9.8  HEADINGS; DEFINITIONS.  The section and article headings
                  ----------------------

contained in this Agreement are inserted for convenience and reference only and will not affect the meaning or interpretation of this Agreement. All references to "Sections", "Articles", "Schedules" or "Exhibits" contained herein mean Sections or Articles of this Agreement and Schedules or Exhibits attached to this Agreement, which are hereby incorporated by reference, unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.
     SECTION 9.9  SCHEDULES AND EXHIBITS.  The inclusion of any matter in a
                  -----------------------

Schedule or Exhibit hereto shall be deemed to relate to all parts of this Agreement, despite any references therein to particular sections of this Agreement.
     SECTION 9.10  AMENDMENTS AND WAIVERS.  This Agreement may not be modified
                   -----------------------

or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by the other parties hereto with any term or provision of this Agreement. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

     SECTION 9.11  SPECIFIC PERFORMANCE.  The parties acknowledge that money
                   ---------------------

damages would not be a sufficient remedy for any breach of this Agreement and that irreparable harm would result if this Agreement were not specifically enforced. Therefore, the rights and obligations of the parties under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. A party's right to specific performance shall be in addition to all other legal or equitable remedies available to such party.
     SECTION 9.12  SEVERABILITY OF PROVISIONS.  If any provision of this
                   ---------------------------

Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon any such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.


     IN WITNESS WHEREOF, this Agreement has been executed and delivered by or on behalf of the parties as of the date first above written.

                              GEORGIA-PACIFIC WEST, INC.

                              By:
                                   ------------------------------
                                      John F. McGovern
                                      Executive Vice President - Finance
                                      and Chief Financial Officer

                              AMADOR CENTRAL RAILROAD COMPANY

                              By:
                                   --------------------------------
                                      John F. McGovern
                                      Vice President - Finance


                              SIERRA PACIFIC HOLDING COMPANY

                              By:
                                   ------------------------------
                              Title:
                                      ---------------------------



                                   EXHIBIT A
                                   ---------

                         TIMBERLANDS PURCHASE AGREEMENT
                         ------------------------------

     THIS TIMBERLANDS PURCHASE AGREEMENT ("Agreement") dated as of the 24th day of December, 1996, is made and entered into by and between GEORGIA-PACIFIC WEST, INC., an Oregon corporation ("Seller"), and SIERRA PACIFIC HOLDING COMPANY, a California corporation ("Buyer").
                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Seller owns and operates approximately 127,000 acres of timberlands in Tuolumne, Calavera, El Dorado and Amador Counties, California (the "Timberlands");
     WHEREAS, pursuant to an Asset Purchase Agreement of even date herewith (the "Martell Purchase Agreement") Seller and Amador Central Railroad Company ("Amador") have agreed to sell to Buyer, and Buyer has agreed to purchase from Seller and Amador, a dual-line sawmill and particleboard manufacturing plant located in Martell, California; and
     WHEREAS, Buyer wishes to purchase from Seller, and Seller wishes to sell to Buyer, the Timberlands and certain related assets in accordance with the following terms and conditions.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
                                   ARTICLE I
                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

     SECTION 1.1  PURCHASE AND SALE.  On the basis of the representations,
                  -----------------

warranties, covenants and agreements, and subject to the satisfaction or waiver of the conditions set forth herein, at the "Closing" (as defined in Section
                                                                     -------
1.8), Seller will sell and convey to Buyer, and Buyer will purchase and acquire
---

from Seller, all of their respective right, title and interest, as of the date of the Closing (the "Closing Date"), in the following assets (collectively, the "Timberland Assets"), but specifically excluding the "Excluded Assets" (as defined in Section 1.2):
           -----------

     (a)  the Timberlands, a legal description of which is attached as Schedule
                                                                       --------

1.1(a), together with any improvements, all down and standing trees, timber,
------

saplings, and seedlings thereon, and all easements and access rights thereto (collectively, the "Fee Timberlands");
     (b)  all of the machinery, equipment, vehicles and supplies identified on
Schedule 1.1(b), with such additions and deletions as may occur in the ordinary
---------------

course of business after the date hereof (the "Equipment");
     (c) to the extent transferable, all right, title and interest of Seller in and to the contracts, licenses, orders, leases and other agreements relating to the Fee Timberlands listed on Schedule 1.1(c) (the "Contracts");
                              ---------------

     (d) to the extent transferable, all franchises, licenses, permits, consents and certificates of all regulatory, administrative, and other governmental agencies and bodies issued to or held by Seller and which are related exclusively to the Timberland Assets (the "Licenses and Permits"); and
     (e) all title records, aerial photographs, maps, charts and surveys of the Fee Timberlands in the possession of Seller.
     SECTION 1.2  EXCLUDED ASSETS.  All assets of Seller on the Closing Date not
                  ---------------

referred to in Section 1.1  (the "Excluded Assets") shall be retained by Seller
               -----------

and shall not be transferred to or purchased by Buyer. Without limiting the generality of the foregoing, Buyer shall not purchase from Seller:
     (a) any of the accounts receivable generated by or in connection with the Timberland Assets on or prior to the Closing Date;
     (b) any certificates of insurance obtained by Seller from third parties (including, without limitation, contractors, suppliers and truckers);
     (c) all prepaid and deferred items or credits and deposits, rights of offset and credits and claims for refund generated or incurred by or in connection with the Timberland Assets prior to the Closing Date;
     (d)  permits, to the extent not lawfully transferable; and
     (e) all claims for refunds of taxes and other governmental charges or assessments arising from or pertaining to periods, activities, operations or events occurring on or prior to the Closing Date.
     SECTION 1.3  ASSUMED LIABILITIES. At the Closing, Buyer shall assume and
                  -------------------

agree to thereafter perform when due and discharge, and indemnify and hold Seller harmless with respect to, the following liabilities and obligations of Seller with respect to the Timberland Assets (the "Assumed Liabilities"):
     (a) all obligations and liabilities for ad valorem property taxes on the Fee Timberlands or other Timberland Assets which become due and payable after the Closing Date;
     (b) those liabilities, obligations, costs and expenses arising out of or relating to the operation of the Timberland Assets in the ordinary course of business, including performance of the Contracts, after the Closing Date; and
      (c) all obligations undertaken by Buyer pursuant to the other provisions of this Agreement.
     SECTION 1.4  PURCHASE PRICE.  The purchase price (the "Purchase Price")
                  --------------

payable in consideration for the Timberland Assets (in addition to assumption of the Assumed Liabilities) shall be an amount equal to the sum of Two Hundred Seventy Million Dollars ($270,000,000). Buyer will pay the Purchase Price to Seller at Closing, either by wire transfer in immediately available funds as directed by Seller, or, if the parties shall so agree, by Buyer's promissory note, the terms of which shall be mutually agreed to prior to Closing.
     SECTION 1.5  ALLOCATION OF PURCHASE PRICE.  Within ninety (90) days
                  ----------------------------

following the Closing Date, Buyer shall provide Seller with a proposed allocation of the Purchase Price among the Timberland Assets which shall be determined in accordance with Treas. Reg. Section 1.1060-1T and which, absent manifest error, shall apply for purposes of completing IRS Form 8594. Subject to the foregoing, Seller shall have the right to object to such allocation. If Seller so objects in writing to Buyer's allocation within ten (10) days of Seller's receipt thereof, the parties shall attempt to resolve among themselves Seller's objection in good faith and if such resolution is unsuccessful, shall resolve their dispute by jointly designating a mutually agreeable appraisal or valuation firm, which shall make such determination. Neither Seller nor Buyer shall file any return or take a position with any taxing authority that is inconsistent with any allocation pursuant to this Section 1.5.
                                                  -----------


     SECTION 1.6   PRORATIONS.  On the Closing Date, or as promptly as
                   -----------

practicable following the Closing Date, but in no event later than sixty (60) days thereafter, the real and personal property taxes, water, gas, electricity and other utility charges, local business or other license fees or taxes, and other similar periodic charges arising in connection with the Timberland Assets shall be prorated between Buyer and Seller retroactively effective as of the Closing Date. If the real property tax rate for the current tax year is not established by the Closing Date, the prorations shall be made on the basis of the rate in effect for the preceding tax year and shall be adjusted when the exact amounts for the current tax year are determined. All such prorations shall be based upon the most recent available assessed value of the Fee Timberlands prior to the Closing Date.
     SECTION 1.7  CLOSING COSTS; TRANSFER TAXES.  Seller shall reimburse Buyer
                  -----------------------------

for one-half of the real estate transfer or conveyance taxes, recording and filing fees, and any sales, use or other taxes imposed by reason of, and paid by Buyer in connection with, the transfers of the Timberland Assets provided hereunder. Subject to such partial reimbursement, Buyer shall be responsible for timely payment of all such taxes and fees and shall be solely responsible for payment of any deficiency, interest or penalty asserted with respect thereto. Seller shall provide a title insurance commitment on the Fee Timberlands in accordance with Section 2.3(a). Buyer shall pay all other
                               --------------
premiums, costs, fees and expenses of any title insurance, surveys or further evidence of title which it desires to obtain.
     SECTION 1.8  TIME AND PLACE OF CLOSING.  The closing ("Closing") of the
                  -------------------------

transactions contemplated by this Agreement will be held at 10:00 a.m. on the fifth business day after the fulfillment or waiver of the conditions set forth in Articles V and VI hereof, at the offices of Buyer's title company in San
   ----------     --

Francisco, California, or such other time and place as the parties may agree. It is understood that the Closing shall be deemed to take place effective as of the close of business on the Closing Date, regardless of the time at which the Closing actually occurs on the Closing Date.
     SECTION 1.9  DELIVERIES AT CLOSING.  At the Closing, the following
                  ---------------------

deliveries shall be made:
     (a)  Deliveries by Seller.  Seller shall deliver or cause to be delivered
          --------------------

to Buyer:
          (i) A resolution of the Board of Directors of Seller authorizing the execution and delivery of this Agreement and the performance of the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of Seller;
          (ii) A Secretary's Certificate attesting to the incumbency of Seller's officers executing this Agreement and the other certificates and agreements delivered by Seller at the Closing;
          (iii)  An Officer's Certificate attesting to the matters set forth in
Section 5.1;
-----------

          (iv)  A grant deed in the form of Exhibit 1.9(a)(iv) transferring and
                                            -------------------

conveying the Fee Timberlands to Buyer;
          (v) Such assignments, bills of sale, certificates of title and other instruments of transfer, all in form reasonably satisfactory to Buyer, as are necessary to convey fully and effectively to Buyer the Timberland Assets in accordance with the terms hereof; and
          (vi) Such other and further certificates, assurances, consents and documents as may reasonably be required by Buyer in connection with the consummation of the transactions contemplated hereby.
     (b)  Deliveries by Buyer.  Buyer shall deliver or cause to be delivered to
          -------------------

Seller:

          (i) A resolution of the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and the performance of the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of Buyer;
          (ii) A Secretary's Certificate attesting to the incumbency of the officers executing this Agreement and the other certificates and agreements delivered by Buyer at the Closing;
          (iii)  An Officer's Certificate attesting to the matters set forth in
Section 6.1;
-----------

          (iv) Instruments executed by Buyer, in form and substance reasonably satisfactory to Seller, pursuant to which Buyer assumes the Assumed Liabilities;
          (v)  The Purchase Price specified in Section 1.4; and
                                               -----------

          (vi) Such other and further certificates, assurances, consents and documents as may reasonably be required by Seller in connection with the consummation of the transactions contemplated hereby.
                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     Seller hereby represents and warrants to Buyer as follows:
     SECTION 2.1  CORPORATE ORGANIZATION AND AUTHORITY.
                  ------------------------------------

     (a)  Incorporation; Authority.  Seller is a corporation duly organized,
          ------------------------

validly existing and in good standing under the laws of the State of Oregon, with full corporate power and authority to own the Timberland Assets. Seller has the power to enter into and perform its obligations pursuant to this Agreement. Seller's execution, delivery and performance of this Agreement and the transfer to Buyer of the Timberland Assets hereunder have been duly authorized by all requisite corporate action on the part of Seller. This Agreement constitutes Seller's legal, valid and binding obligation, enforceable against Seller in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors' rights and to equitable principles.
     (b)  Foreign Qualification.  Seller is duly qualified and authorized to
          ---------------------
transact business and is in good standing in those jurisdictions of the United States in which it is required to be qualified to transact business in order to avert any effect on the Timberland Assets that is or is reasonably likely to be materially adverse to the Timberland Assets (a "Material Adverse Effect").
For purposes of this Agreement, a Material Adverse Effect shall mean an item or event causing an injury to Buyer or a diminution in the value of the Timberland Assets, either of which would exceed One Million Dollars ($1,000,000).
     SECTION 2.2  ABSENCE OF CONFLICTS AND CONSENT REQUIREMENTS.  Seller's
                  ---------------------------------------------

execution and delivery of this Agreement, and the performance of its obligations hereunder, do not and will not: (a) conflict with or violate Seller's Articles of Incorporation or bylaws; (b) materially violate or, alone or with notice or the passage of time, result in the breach or the termination of, or otherwise give any contracting party the right to terminate or declare a default under, the terms of any written agreement relating to the Timberland Assets to which Seller is a party or by which any of the Timberland Assets may be bound and which in any case would have a Material Adverse Effect; or (c) violate any judgment, order, decree, law, statute, regulation or other judicial or governmental restriction to which Seller is subject, the violation of which would have a Material Adverse Effect. Except for any filing required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder ("Hart-Scott-Rodino"), there is no requirement applicable to Seller to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful performance by Seller of its obligations hereunder.

     SECTION 2.3  OWNERSHIP OF ASSETS.
                  -------------------

     (a)  Timberlands - Permitted Encumbrances.  Seller shall convey and Buyer
          ------------------------------------

shall accept title to the Fee Timberlands subject to the "Permitted Encumbrances". For purposes of this Agreement, "Permitted Encumbrances"
shall mean all title exceptions shown by the "Title Commitment" (as defined below) and any items listed below unless objected to in a timely manner in accordance with Section 2.3(b), or which, if objected to, are cured and deleted
                --------------
or affirmatively insured over:
          (i) liens and assessments, both general and special, and other governmental charges which are not yet due and payable as of the Closing;
          (ii) all land use restrictions (including environmental, endangered species and wetlands), building and zoning codes and ordinances, and other laws, ordinances, regulations, rules, orders, licenses or determinations of any federal, state, county, municipal or other governmental authority heretofore, now or hereafter enacted, made or issued by any such authority affecting the Fee Timberlands;
          (iii) all easements, rights-of-way, covenants, conditions, restrictions, reservations, licenses, agreements, and other matters of record;
          (iv) all encroachments, overlaps, overhangs, unrecorded easements, variations in area or measurement, rights of parties in possession, lack of access or any other matters not of record which would be disclosed by an accurate survey or physical inspection of the Fee Timberlands and which do not materially interfere with the present operations of the Fee Timberlands;
          (v) all electric power, telephone, gas, sanitary sewer, storm sewer, water and other utility lines, pipelines, service lines, and facilities of any nature on, over or under the Fee Timberlands, and all licenses, easements, rights-of-way, and other agreements relating thereto, so long as such do not materially affect the property's present use;
          (vi) all existing public and private roads and streets (whether dedicated or undedicated), and all railroad lines and rights-of-way affecting the Fee Timberlands;
          (vii) prior reservations or conveyances of mineral rights or mineral leases of every kind and character;
          (viii) inchoate mechanic's and materialmen's liens for construction in progress and workmen's, repairmen's, warehousemen's, and carrier's liens and other similar statutory liens arising in the ordinary course of business;
          (ix) all hunting, fishing, apiary, recreational or similar leases or licenses or permits affecting the Fee Timberlands which do not contain an option to purchase and which: (A) have a term of not longer than twelve (12) months; or
(B) are terminable without premium or penalty by the owner of the Fee Timberlands upon not greater than ninety (90) days' notice;
          (x) other imperfections of title, easements and encumbrances, if any, which do not materially adversely affect the marketability or insurability of title to the Fee Timberlands or materially detract from the value of or materially interfere with the present use of the Fee Timberlands; and
          (xi) the pre-printed exceptions listed in Schedule B of the Title Commitment provided by Seller hereunder.
     (b)  Timberlands - Title Commitment.  Seller shall provide, at its sole
          ------------------------------

cost and expense, a commitment for an owner's fee title insurance policy with respect to the Fee Timberlands (the "Title Commitment") from Lawyers Title Insurance Corporation or another nationally-recognized title insurance company (the "Title Company"). Within five (5) days following Seller's receipt of such Title Commitment, Seller shall deliver a copy of the Title Commitment to Buyer, together with true and complete copies of all instruments identified therein as giving rise to any defects or exceptions to title to the Fee Timberlands. Within fifteen (15) days following Buyer's receipt of the Title Commitment, Buyer shall advise Seller in writing of any liens, encumbrances or other defects or exceptions in or to title to the Fee Timberlands, other than Permitted Exceptions, subject to which Buyer is unwilling to accept title (collectively, the "Unacceptable Encumbrances"). Failure of Buyer to provide such written notice within such fifteen (15)-day period shall be deemed an election by Buyer to waive any Unacceptable Encumbrances and to accept such title as Seller is able to convey without any reduction in the Purchase Price. Within five (5) days following Seller's receipt of Buyer's notice of Unacceptable Encumbrances, if any, Seller shall advise Buyer in writing whether it intends to correct such Unacceptable Encumbrances. In the event Seller elects to correct all or some of the Unacceptable Encumbrances, Seller, in its sole discretion, may extend the Closing Date one or more times for up to ninety
(90) days in the aggregate in order to eliminate such Unacceptable Encumbrances. If Seller is unable or unwilling to eliminate such Unacceptable Encumbrances and to convey title to the subject portion of the Fee Timberlands (the "Encumbered Property") in accordance with the terms of this Agreement on or before the Closing Date (as such date may be extended), Buyer shall elect on the Closing Date, as its sole remedy for such failure of Seller to eliminate any Unacceptable Encumbrances, either: (A) to accept title to the Fee Timberlands subject to such Unacceptable Encumbrances and receive no credit against, or reduction of, the Purchase Price; or (B) to delete the Encumbered Property from the Fee Timberlands, deducting from the Purchase Price a sum equal to Two Thousand One Hundred Twenty-Six Dollars ($2,126) multiplied by the number of acres in the Encumbered Property so deleted. Notwithstanding anything to the contrary contained in this Section 2.3 or elsewhere in this Agreement, Seller
                           -----------

shall not be obligated to bring any action or proceeding, to make any payments or otherwise to incur any expense in order to eliminate any of the Unacceptable Encumbrances raised by Buyer.
     (c)  Personal Property.  Seller has good and marketable title to all of the
          -----------------
material items of tangible personal property owned by Seller and included in the Timberland Assets, free and clear of any liens, claims, charges, options, rights of tenants or other encumbrances of any nature whatsoever, except for minor encumbrances that in the aggregate are not substantial in amount, do not materially detract from the value of the assets subject thereto, or materially interfere with the present use thereof.
     SECTION 2.4  LITIGATION.  Except as set forth on Schedule 2.4, there are no
                  ----------                          ------------

material actions, suits or proceedings filed or commenced by or before any court or any governmental or administrative agency, and there are no orders, injunctions, awards, judgments or decrees outstanding against, affecting or relating to any of the Timberland Assets which would reasonably be anticipated individually or in the aggregate to have a Material Adverse Effect.
     SECTION 2.5  DISCLAIMER OF WARRANTIES.  Except with respect to the
                  ------------------------

warranties and representations specifically set forth in this Agreement, Seller makes no warranty, express or implied, whether of merchantability, suitability or fitness for a particular purpose, or quality as to the Timberland Assets, or any part thereof, or as to the condition or workmanship thereof, or the absence of any defects therein, whether latent or patent, it being understood that the Timberland Assets are to be conveyed hereunder "AS IS, WHERE IS, WITH ALL FAULTS" on the date hereof, and in their present condition, subject to reasonable use, wear and tear between the dates hereof and the Closing Date, and Buyer has relied upon its own examination thereof.
     SECTION 2.6  LICENSES, PERMITS AND COMPLIANCE WITH LAW.  Except as provided
                  -----------------------------------------
in Section 2.7 with respect to environmental matters:
   -----------

     (a) Seller holds all governmental licenses, certificates, permits, franchises, approvals, exemptions, registrations and rights which are necessary to own and operate the Timberland Assets as presently operated, except for such licenses, certificates, permits, franchises, approvals, exemptions, registrations and rights the absence of which would not, individually or in the aggregate, have a Material Adverse Effect; and
     (b) Seller is presently operating the Timberland Assets so as to comply with all applicable statutes, ordinances, rules, regulations and orders of any governmental authority, except to the extent such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 2.7  ENVIRONMENTAL MATTERS
                  ---------------------

     (a) Except as set forth on Schedule 2.7, to the "Actual Knowledge of
                                ------------

Seller" (as defined below):
          (i)  No "Claim of Environmental Liability" (as defined below)
relating to the conditions at or on the Fee Timberlands is pending or threatened by any governmental agency or other third-party;
          (ii) Seller currently holds all permits, licenses, and approvals of governmental authorities and agencies required under applicable environmental laws for the current use, occupancy or operation of the Timberland Assets, and is in substantial compliance with such permits, licenses, and approvals, except in either case for matters which would not, individually or in the aggregate, have a Material Adverse Effect;
          (iii) Seller has not received any written notice which remains pending under any applicable environmental law concerning the Fee Timberlands and which notice relates to any substance that, as of the date hereof, is a Hazardous Material; and
          (iv) There is no proceeding against Seller, or any pending investigation or inquiry with respect to Seller, by any federal, state or local court, tribunal, administrative agency, department, commission, board or other authority or instrumentality with respect to the presence on the Fee Timberlands of any material which is a Hazardous Material, or the migration thereof from or to other property.
     (b)  As used in this Section 2.7, the following terms shall have the
                          -----------

following meanings:
          (i) "Actual Knowledge of Seller" shall mean the actual knowledge as of the Closing Date of any of the persons listed on Schedule 2.7(b)(i).
                                                    ------------------

          (ii) "Claim of Environmental Liability" shall mean any and all claims, liabilities, obligations, losses or damages suffered or incurred as a result of (A) any suit, action, legal or administrative proceeding, or demand asserted or threatened by any third-party, including any governmental agency or authority, arising under any federal, state or local environmental law or regulation, (B) requirements imposed by any federal, state or local environmental laws and regulations, including all costs of remediation or costs otherwise incurred in complying with applicable laws and regulations, and (C) any and all judgments, courts costs, legal fees, and other costs of discovery and defense associated with (A) or (B) above.
          (iii) "Hazardous Material" shall mean any hazardous material, hazardous wastes, or hazardous or toxic substances as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section Section 9601 et seq.), the Resource Conservation and
                                         -- ---
Recovery Act, as amended, (42 U.S.C.  Section Section 6901 et seq.), and the
                                                           -- ---
Toxic Substances Control Act, as amended (15 U.S.C.  Section Section 2601 et
                                                                          --

seq.).
---

     SECTION 2.8  CONTRACTS.  Complete and correct copies of all of the
                  ---------

Contracts have been delivered to or have been made available for inspection by Buyer. Except for matters which would not, individually or in the aggregate, have a Material Adverse Effect: (a) each Contract is valid, binding and enforceable in accordance with its terms; (b) no other party to any Contract is in breach or default of the express written terms of such contract; and (c) there does not exist under any provision of any Contract any event that, with the giving of notice or the passage of time or both, would constitute such a breach or default.
     SECTION 2.9  BROKERS, FINDERS, ETC.  Except for the services of Dillon,
                  ---------------------

Read & Co. Inc., Seller has not employed any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission in connection with such transactions. As between the parties hereto, Seller is solely responsible for any payment, fee or commission that may be due to Dillon, Read & Co. Inc., in connection with the transactions contemplated hereby.
     SECTION 2.10  TAXES.  Seller has timely filed all tax returns pertaining to
                   ------
the Timberland Assets and has paid all taxes due with such returns.
     SECTION 2.11  INSURANCE.  Schedule 2.11 hereto contains a complete list of
                   ---------   -------------

all current casualty, property, title and other insurance policies and arrangements affecting or relating to the ownership, use or operation of the Timberland Assets.
                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     Buyer hereby represents and warrants to Seller as follows:
     SECTION 3.1  CORPORATE ORGANIZATION AND AUTHORITY.  Buyer is a corporation
                  ------------------------------------
duly organized, validly existing and in good standing under the laws of the State of California, with full corporate power and authority to conduct its business as now conducted and to own its assets. Buyer has the power to enter into and perform its obligations pursuant to this Agreement. Buyer's execution, delivery and performance of this Agreement, and its acquisition of and payment for the Timberland Assets hereunder have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement constitutes Buyer's legal, valid and binding obligations, enforceable against Buyer in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors' rights and to equitable principles.

     SECTION 3.2  ABSENCE OF CONFLICTS AND CONSENT REQUIREMENTS.  Buyer's
                  ---------------------------------------------
execution and delivery of this Agreement, and the performance of its obligations hereunder, do not and will not: (a) conflict with or violate Buyer's Articles or Certificate of Incorporation or bylaws; (b) violate or, alone or with notice or passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate or declare a default under, the terms of any material written agreement to which Buyer is a party or by which Buyer or its assets are bound; or (c) violate any judgment, order, decree, or to the best knowledge of Buyer, any material law, statute, regulation or other judicial or governmental restriction to which Buyer is subject. Except as may be required under Hart-Scott-Rodino, there is no requirement applicable to Buyer to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful performance by Buyer of its obligations hereunder.

     SECTION 3.3  LITIGATION AFFECTING BUYER.  There is no claim, action,
                  --------------------------
proceeding or investigation pending or, to the best knowledge of Buyer, threatened in writing, nor is there outstanding any writ, order, decree or injunction that (a) calls into question Buyer's authority or right to enter into this Agreement and consummate the transactions contemplated hereby, or (b) would otherwise prevent or delay the transactions contemplated by this Agreement.

     SECTION 3.4  FINDERS' FEES.  Neither Buyer nor any of its affiliates, nor
                  -------------
any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions, or finder's fees in connection with the transactions contemplated herein.

     SECTION 3.5  FINANCIAL CAPABILITY.  Buyer has (a) immediately available
                  --------------------
funds sufficient to consummate the transactions contemplated by this Agreement or (b) obtained from an established lender or lenders verbal commitments to financing which, when combined with Buyer's available resources, is sufficient to enable Buyer to timely consummate the transactions contemplated by this Agreement.
                                   ARTICLE IV
                         COVENANTS OF SELLER AND BUYER
                         -----------------------------

     SECTION 4.1  INVESTIGATION OF BUSINESS; ACCESS TO PROPERTIES AND RECORDS.
                  ------------------------------------------------------------

     (a) Subject to restrictions contained in confidentiality agreements to which Seller or Georgia-Pacific Corporation ("Georgia-Pacific") is subject with respect to any information relating to any third party, prior to the Closing Seller shall give to Buyer and its legal counsel, accountants and other representatives reasonable access during normal business hours to all of the Timberland Assets for inspection (including environmental inspection), and to the books, contracts, commitments and records of the Timberland Assets (excluding personnel files and employee medical records), and shall permit them to consult with management employees of the Seller to allow Buyer full opportunity to make such investigations as are necessary to analyze the Timberland Assets.
     (b) Any information provided to or obtained by Buyer or its representatives pursuant to this Agreement shall be held by Buyer and its representatives in accordance with, and shall be subject to the terms of, the Confidentiality Agreement dated October 1, 1996 by and between Georgia-Pacific and Buyer, a copy of which is attached as Exhibit 4.1(b).
                                          ---------------

     SECTION 4.2  REASONABLE EFFORTS.  Subject to the terms and conditions
                  ------------------

herein provided, including but not limited to those contained in Section 4.12,
                                                                 ------------
Seller and Buyer agree to use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with the other in connection with the foregoing, including using reasonable efforts:
     (a) to obtain all necessary waivers, consents, releases and approvals from other parties to the transfer of any Contracts or Licenses and Permits;
     (b) to obtain all consents, approvals and authorizations that are required to be obtained under any federal, state, local or foreign law or regulation;
     (c) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby;
     (d) to effect all necessary registrations and filings and submissions of information requested by governmental authorities; and
     (e)  to fulfill all conditions to this Agreement.
     SECTION 4.3  FURTHER ASSURANCES.  Seller and Buyer agree that, from time to
                  ------------------
time, at or after the Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be reasonably necessary to carry out the purpose and intent of this Agreement.
     SECTION 4.4  OPERATION OF ASSETS.
                  -------------------

     (a) Subject to the terms and conditions of this Agreement and except as otherwise contemplated hereby, Seller shall, from the date hereof through the Closing Date, use reasonable efforts to preserve the Timberland Assets. Specifically, and notwithstanding any provision to the contrary herein, Seller shall not perform or allow to be performed any harvesting on the Fee Timberlands prior to March 30, 1997. However, nothing in this Section 4.4 or elsewhere in
                                                   -----------
this Agreement shall operate to prevent the Seller from operating the Timberland Assets after March 30, 1997 in the ordinary course consistent with prior practice. Without limiting the generality of the foregoing, after March 30, 1997, Seller may continue, in the ordinary course of business and consistent with prior practice, to: (i) cut and remove timber from the Fee Timberlands;
(ii) thin or salvage timber from the Fee Timberlands; (iii) consummate the sale or exchange of real property under any pending Contract; and (iv) grant easements and rights-of-way on or affecting the Fee Timberlands to third parties.
     (b) Subject to the terms and conditions of this Agreement and except as otherwise expressly permitted by Seller, Buyer shall not interfere with Seller's operation of the Timberland Assets pending the Closing and Buyer shall not take any action which might impair Seller's relationships with its contractors, customers, suppliers and employees.
     SECTION 4.5  PUBLIC ANNOUNCEMENTS.  Neither Seller nor Buyer shall make,
                  ---------------------
nor permit any agent or affiliate to make, any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other party hereto except as may be required by law.
     SECTION 4.6  NO IMPLIED REPRESENTATION.  It is the explicit intent of each
                  -------------------------

party hereto that neither Buyer nor Seller is making or has authorized anyone else to make any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement. Without limiting the generality of the foregoing, it is understood that any cost estimates, timber volume projections or other predictions contained or referred to in any of the offering materials that have been provided to Buyer, including without limitation those documents and materials provided to Buyer by Dillon, Read & Co. Inc., are not and shall not be deemed to be representations or warranties of Seller or Georgia-Pacific. Buyer assumes full responsibility for making its own evaluation of the adequacy and accuracy of any and all such estimates, projections and predictions.
     SECTION 4.7  BULK TRANSFER COMPLIANCE.  Buyer hereby waives compliance with
                  ------------------------
the provisions of any applicable Bulk Sales Act under the Uniform Commercial Code in effect in any jurisdiction (the "Bulk Sales Laws"), to the extent applicable to the transactions contemplated hereby.
     SECTION 4.8  ASSIGNMENT OF CONTRACTS.  To the extent the assignment of any
                  ------------------------
contract, lease, commitment, security or other asset to be assigned to Buyer pursuant to the provisions hereof shall require the consent of any other person, this Agreement shall not constitute a contract to assign the same if an attempted assignment would constitute a breach thereof or give rise to any right of acceleration or termination. Seller shall use its reasonable efforts to procure consents to any such assignment. If any such consent is not obtained, Seller shall cooperate with Buyer in any reasonable arrangement designed to provide Buyer the benefit of any such contract, agreement, commitment, security or other asset, including enforcement of any and all rights of Seller against the other party thereto arising out of breach or cancellation thereof by such party or otherwise.
     SECTION 4.9  ENVIRONMENTAL AUDIT.
                  -------------------

     (a) Within forty-five (45) days of the date of this Agreement, Buyer shall conduct, or cause to be conducted, at its sole cost and expense, such environmental audits or surveys of the Fee Timberlands, if any, as it may deem reasonably necessary. The scope, methodology, timing and conduct of such activities shall be subject to the prior written approval of Seller, which approval shall not be unreasonably withheld and will either be given or refused within five (5) days of receipt by Seller of a request from Buyer. To the extent practicable, such environmental audits or surveys shall be conducted in a manner which will not disrupt the operation of the Timberland Assets, and Buyer and Seller shall cooperate in scheduling the environmental audit work performed at the Fee Timberlands pursuant to this Section 4.9. Buyer will begin such
                                        -----------
environmental audits or surveys as soon as practicable and will cause all such work to be completed within forty-five (45) days of the date hereof. If such environmental audits or surveys identify any matter which Buyer intends to assert as a breach of a condition to Buyer's obligation to close pursuant to
Section 5.4 (a "Material Environmental Matter"), Buyer shall provide Seller
-----------
written notice of such matter indicating such intention no later than fifty (50) days from the date hereof. Absent receipt of such notice by Seller within such fifty(50)-day period, Buyer may not assert any matter identified in the environmental audits or surveys performed pursuant to this Section 4.9 as a
                                                           -----------

breach of a condition to Buyer's obligation to close under Section 5.4 or
                                                           -----------
otherwise, or as grounds for termination under Article VIII.  Within ten (10)
                                               ------------

days following Seller's receipt of any notice from Buyer of a Material Environmental Matter, Seller shall advise Buyer in writing whether, to what extent, and by what means it intends to correct such matter. In the event Seller elects to remediate or otherwise correct a Material Environmental Matter, Buyer and Seller shall agree in writing as to the specific actions to be taken, including any necessary postponement of the Closing Date.
     (b) In addition, Buyer shall deliver to Seller copies of all environmental reports, surveys or audits (both drafts and final versions) which Buyer obtains with respect to the Fee Timberlands pursuant to this Section 4.9. Buyer and
                                                     -----------
Seller agree to keep all environmental audit or survey reports and other environmental information generated by or exchanged among the parties pursuant to this Agreement confidential and not to disclose or use for any purpose not expressly contemplated by this Agreement, or permit any other party to use for any purpose, any such reports or information concerning the Fee Timberlands. Buyer shall remedy any damage to the Fee Timberlands which is caused by any environmental audit or survey performed on Buyer's behalf pursuant to this
Section 4.9.
-----------

     SECTION 4.10  RIGHT TO UPDATE.  From time to time prior to the Closing,
                   ---------------

Seller shall have the right (but not any obligation) to update or amend in any respect its disclosure of any matter set forth or permitted to be set forth in an Exhibit on Schedule hereto. If the Buyer believes in good faith that the information in any such update or amendment results in a material change to the value of the Timberland Assets which would constitute a Material Adverse Effect (when compared with the matters set forth in the subject Exhibit or Schedule immediately prior to such update or amendment), then Buyer shall so notify Seller in writing within ten (10) business days after the date on which Seller notifies Buyer of the proposed update or amendment. If Buyer fails to so notify Seller within such ten (10) business day period, the update or amendment shall be deemed to have been accepted by Buyer. If Buyer does so notify Seller, within ten (10) business days of Seller's receipt of such notice, the parties shall meet to attempt in good faith to negotiate an equitable resolution, by adjustment of the Purchase Price or otherwise. If the parties are unable to reach such a resolution within ten (10) business days of such meeting, Buyer may terminate this Agreement by written notice to Seller.
     SECTION 4.11  REMOVAL OF TRADEMARKS, ETC.  As promptly as practical after
                   ---------------------------

the Closing, and in no event later than sixty (60) days after the Closing Date, except as expressly provided to the contrary in the Martell Purchase Agreement, Buyer shall delete, remove or otherwise obliterate from the Timberland Assets all trade names, trademarks and service marks of the Seller or Georgia-Pacific, including, without limitation, references to "Georgia-Pacific", "G-P" and derivatives thereof and related logos.
     SECTION 4.12  ANTITRUST REGULATORY APPROVALS.  The Buyer and the Seller
                   ------------------------------

shall each use its best efforts, with all reasonable diligence, to obtain governmental approval of the transaction contemplated hereunder, including, without limitation, the accurate preparation and prompt filing of all notifications, forms, reports, and documents required under Hart-Scott-Rodino and any requests for additional information and documentary material thereunder.
     SECTION 4.13  INTERMEDIARY.  The parties agree that Seller may, in its
                   -------------
discretion, substitute an intermediary (an "Intermediary") to act in place of Seller, in whole or in part, as the seller of the Fee Timberlands, and thereby elect to consummate the transaction as a like kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended. Buyer agrees to accept all or any portion of the Fee Timberlands, any escrow instructions and any other required performance of the Seller hereunder from an Intermediary and to render performance of Buyer's obligations hereunder to an Intermediary. Seller agrees to pay any and all additional costs incurred as a result of substituting an Intermediary.
     SECTION 4.14  LICENSES AND PERMITS.  Prior to Closing, Seller shall provide
                   ---------------------

Buyer with a list of the Licenses and Permits, which list shall be complete and accurate to Seller's knowledge.
                                   ARTICLE V
                   CONDITIONS TO BUYER'S OBLIGATION TO CLOSE
                   -----------------------------------------

     Buyer's obligation to consummate the transactions contemplated hereunder are contingent upon the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived by Buyer, in whole or in part, in its absolute discretion, at any time or from time to time prior to the
Closing:
     SECTION 5.1  REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER.  The
                  ----------------------------------------------------

representations and warranties of Seller in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time), and the covenants and agreements of Seller to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.
     SECTION 5.2  FILINGS; CONSENTS; WAITING PERIODS.  All registrations,
                  -----------------------------------
filings, applications, notices, covenants, approvals, waivers, authorizations, qualifications and orders required by this Agreement to be filed, made or obtained by Seller shall have been filed, made or obtained and copies thereof shall have been delivered to Buyer.
     SECTION 5.3  NO INJUNCTION.  At the Closing Date, no injunction,
                  --------------
restraining order or decree of any nature of any court or governmental agency or body of competent jurisdiction shall be in effect which restrains or prohibits the consummation of the transactions contemplated hereunder or imposes conditions on such consummation not otherwise provided for herein.
     SECTION 5.4  ENVIRONMENTAL MATTERS.  The results of any environmental
                  ----------------------
audits or surveys of the Fee Timberlands described in Section 4.9 shall not have
                                                      -----------
identified any matter or matters relating to the handling, storage, transportation, treatment, disposal, release or potential release into the soil or groundwater on the Fee Timberlands of any Hazardous Material which, in the aggregate, would have a Material Adverse Effect, and as to which: (a) Buyer shall have given timely notice in accordance with Section 4.9(a) of its
                                                  --------------

intention to assert same as a breach of a condition to Buyer's obligation to Close under this Section 5.4; and (b) Seller was unable or unwilling to
                 -----------

remediate or otherwise correct to Buyer's reasonable satisfaction.
     SECTION 5.5  CLOSING DOCUMENTS.  Seller shall have delivered the items set
                  ------------------

forth in Section 1.9(a).
         --------------

     SECTION 5.6  ABSENCE OF LITIGATION.  With the exception of any continuing
                  ----------------------

inquiry or investigation into compliance with Hart-Scott-Rodino: (a) no claim, action, suit, arbitration, investigation, inquiry or other proceeding by any United States federal or state governmental, regulatory or administrative agency or authority or any other person shall be pending on the Closing Date; or (b) prior to the Closing Date, no party to this Agreement shall have been advised by any United States federal or state governmental, regulatory or administrative agency or authority (which advisory has not been officially withdrawn by such agency or authority on or prior to the Closing Date) that such agency or authority is investigating the transactions contemplated by this Agreement to determine whether to file or commence any litigation, which, in the case of either (a) or (b) above, seeks or would seek to enjoin, restrain or prohibit the consummation of the transactions contemplated by this Agreement or to impose limitations on the ability of Buyer to continue operation of the Timberland Assets as presently conducted or to require the divestiture by Buyer of the Timberland Assets.
     SECTION 5.7  SIMULTANEOUS CLOSINGS.  The transactions contemplated by the
                  ----------------------

Martell Purchase Agreement shall have been consummated.

                         ARTICLE VI
                   CONDITIONS TO SELLER'S OBLIGATION TO CLOSE
                   ------------------------------------------

     Seller's obligation to consummate the transactions contemplated hereunder are contingent upon the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived by Seller, in whole or in part, in its absolute discretion, at any time or from time to time prior to the
Closing:
     SECTION 6.1  REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER.  The
                  ---------------------------------------------------

representations and warranties of Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time), and the covenants and agreements of Buyer to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.
     SECTION 6.2  FILINGS; CONSENTS; WAITING PERIODS.  All registrations,
                  -----------------------------------

filings, applications, notices, covenants, approvals, waivers, authorizations, qualifications and orders required by this Agreement to be filed, made or obtained by Buyer shall have been filed, made or obtained, and copies thereof shall have been delivered to Seller.

     SECTION 6.3  NO INJUNCTION.  At the Closing Date, no injunction,
                  --------------
restraining order or decree of any nature of any court or governmental agency or body of competent jurisdiction shall be in effect which restrains or prohibits the consummation of the transactions contemplated hereunder or imposes conditions on such consummation not otherwise provided for herein.
     SECTION 6.4  CLOSING ITEMS.  Buyer shall have delivered the items listed in
                  --------------
Section 1.9(b), including, without limitation, instruments executed by Buyer, in
--------------

form and substance reasonably satisfactory to Seller, pursuant to which Buyer assumes the Assumed Liabilities.
     SECTION 6.5  SIMULTANEOUS CLOSINGS.  The transactions contemplated by the
                  ----------------------

Martell Purchase Agreement shall have been consummated.
                                  ARTICLE VII
                           SURVIVAL; INDEMNIFICATION
                           -------------------------

     SECTION 7.1  SURVIVAL.  Subject to the specific limitations and other
                  ---------

express provisions of this Agreement: (a) the representations and warranties of the parties contained in Sections 2.3, 2.4, 2.6, and 2.8 shall survive the
                         ------------ ----  ---     ----

Closing and shall remain in full force and effect for a period of three (3) years after the Closing Date; (b) the representations and warranties of the parties contained in Section 2.7 shall remain in full force and effect for a
                     -----------

period of five (5) years after the Closing Date; (c) the representations and warranties of the parties contained in Section 2.10 shall remain in full force
                                       ------------

and effect until expiration of the applicable statute of limitations with regard to tax matters; and (d) all other representations and warranties of the parties contained herein shall remain in full force and effect for a period of one (1) year after the Closing Date; provided, however, that the representations and warranties in Section 3.5 shall not survive the Closing; and provided, further,
              -----------

that if a party shall have made a claim for indemnification pursuant to Section
                                                                        -------

7.2 within the applicable aforesaid survival period, the representations and
---

warranties to which such claim relates shall survive only for purposes of that claim and no others until such claim is disposed of as provided in this Article
                                                                        -------

VII.
---


     SECTION 7.2  INDEMNIFICATION.
                  ----------------

     (a)  Indemnification by Seller.  Seller hereby agrees to indemnify and hold
          --------------------------

Buyer harmless from any and all liabilities, losses, claims, judgments, damages, expenses and costs (including, without limitation, reasonable counsel fees and costs and expenses incurred in connection therewith) (collectively, the "Indemnifiable Damages'' which it may suffer or incur by reason of: (i) the breach or inaccuracy of any of the representations and warranties of Seller contained in this Agreement; (ii) the breach by Seller of any of the covenants or agreements made by it in this Agreement; (iii) any misrepresentation contained in any certificate furnished by Seller pursuant to this Agreement;
(iv) any loss arising or resulting from the Excluded Assets or any liabilities of Seller not expressly assumed by Buyer hereunder; or (v) any and all loss and expense (except for those arising out of Assumed Liabilities) arising out of failure to comply with the Bulk Sales Laws.
     (b)  Indemnification by Buyer.  Buyer hereby agrees to indemnify and hold
          -------------------------
Seller harmless from any and all Indemnifiable Damages which it may suffer or incur by reason of: (i) the breach or inaccuracy of any of the representations or warranties of Buyer contained in this Agreement; (ii) the breach by Buyer of any of the covenants or agreements made by it in this Agreement; (iii) any misrepresentation contained in any certificate furnished by Buyer pursuant to this Agreement; or (iv) any Assumed Liabilities.
     (c)  Third-Party Claims.  If any claim or demand is asserted against the
          ------------------

indemnified party by a third party with respect to any matter under the indemnities set forth in Sections 7.2(a) or (b) (a "Third Party Claim"), the
                         ---------------    ---

indemnified party shall promptly give written notice and details thereof, including copies of all pleadings and the pertinent documents, to the indemnifying party. Within twenty (20) days of receipt of such notice, the indemnifying party shall either (i) pay or settle the Third Party Claim or (ii) notify the indemnified party that the indemnifying party disputes the Third Party Claim and intends to defend against it, and thereafter so defend and pay any adverse final judgment or award or settlement amount in regard thereto.
Such defense shall be controlled by the indemnifying party, and the cost of such defense shall be borne by it, except that the indemnified party shall have the right to participate in such defense at its own expense. The indemnified party agrees that it will cooperate in all reasonable respects in the defense of any such claim or demand, including making personnel, books, and records relevant to the claim available to the indemnifying party, without charge, except for reimbursement of reasonable out-of-pocket expenses.
     If the indemnifying party fails to take action within twenty (20) days as set forth above, then the indemnified party shall have the right to pay, compromise or defend any Third Party Claim and to assert the amount of any payment on the Third Party Claim plus the expense of defense or settlement as an indemnity claim. The indemnified party shall also have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by the indemnifying party and any expenses incurred by so acting shall be paid by the indemnifying party.

     (d)  Payment.  With respect to all claims other than Third Party Claims,
          --------
the indemnifying party shall promptly pay or reimburse the indemnified party in respect of any claim or liability for Indemnifiable Damages to which the foregoing indemnities relate after receipt of written notice from the indemnified party outlining with reasonable particularity the nature and amount of the claim(s). All claims for indemnity hereunder must be submitted by the indemnified party to the indemnifying party within the applicable time periods set forth in Section 7.1. In the event the indemnifying party fails or refuses
             -----------
to make payment for such claims within a period of twenty (20) days from the date of notice to the indemnifying party, the indemnified party shall be entitled to exercise all legal means of relief available.
     (e)  Access and Information.  With respect to any claim for indemnification
          -----------------------

hereunder, the indemnified party will give to the indemnifying party and its counsel, accountants and other representatives full and free access, during normal business hours and upon the giving of reasonable prior notice, to their books and records relating to such claims, and to their employees, accountants, counsel and other representatives, all without charge to the indemnifying party, except for reimbursement of reasonable out-of-pocket expenses. In this regard, the indemnified party agrees to maintain any of its books and records which may relate to a claim for indemnification hereunder for such period of time as may be necessary to enable the indemnifying party to resolve such claim.
     (f)  Monetary Limitations on Indemnification.
          ----------------------------------------

          (i) Seller shall not be obligated hereunder to indemnify Buyer with respect to any liabilities, losses, claims, judgments, damages, expenses and costs as to which Buyer is otherwise entitled to indemnification under this Agreement unless and until the aggregate amount of indemnification so asserted exceeds Five Hundred Thousand Dollars ($500,000), and thereafter Buyer shall be entitled to indemnity from Seller hereunder only with respect to any amounts in excess of Five Hundred Thousand Dollars ($500,000). Notwithstanding anything in this Agreement to the contrary, Seller's maximum aggregate obligation to Buyer pursuant to this Section 7.2 shall not exceed Seven Million Five Hundred
                 -----------

Thousand Dollars ($7,500,000).  The limitations of this Section 7.2(f) shall not
                                                        --------------

apply with regard to any breach or inaccuracy in the representations and warranties set forth in Section 2.7(a).
                        --------------

          (ii) Buyer shall not be obligated hereunder to indemnify Seller with respect to any liabilities, losses, claims, judgments, damages, expenses and costs as to which Seller is otherwise entitled to indemnification under this Agreement unless and until the aggregate amount of indemnification so asserted exceeds Five Hundred Thousand Dollars ($500,000), and thereafter Seller shall be entitled to indemnity from Buyer hereunder only with respect to any amounts in excess of Five Hundred Thousand Dollars ($500,000). Notwithstanding anything in this Agreement to the contrary, Buyer's maximum aggregate obligation to Seller pursuant to this Section 7.2 shall not exceed Seven Million Five Hundred
                 -----------

Thousand Dollars ($7,500,000).
          (iii)  The liability of any indemnifying party under this Section 7.2
                                                                    -----------

shall be offset dollar for dollar by: (A) any insurance proceeds received or recoverable by the indemnified party after the Closing in respect of the item of Indemnifiable Damages involved; (B) any other recovery made or recoverable by the indemnified party from any third party on account of the item of Indemnifiable Damages involved; and (C) any tax benefit realizable by the indemnified party or any affiliate thereof on account of the item of Indemnifiable Damages involved.
     (g)  Other Limitations on Indemnification.
          -------------------------------------

          (i)  No indemnifying party under this Section 7.2 shall have any
                                                -----------

obligation to an indemnified party with respect to any matter unless the indemnified party shall have taken all reasonable steps to mitigate the liabilities, losses, claims, judgments, damages, expenses and costs involved upon and after becoming aware of such matter. In no event shall an indemnifying party be liable for consequential or punitive damages.
          (ii) Anything in this Agreement to the contrary notwithstanding, no claim may be asserted nor any action commenced against any party for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or action is received by such party describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in this Agreement irrespective of whether the subject matter of such claim or action shall have occurred before or after such date.
     SECTION 7.3  EXCLUSIVE REMEDY.
                  -----------------

     (a) Each of Buyer and Seller hereby acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to the representations, warranties and covenants contained in this Agreement shall be pursuant to the indemnification provisions set forth in this Article VII. In
                                                             -----------

furtherance of the foregoing, each of the parties hereto hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against any other party hereto arising under or based upon any federal, state or local statute, law, ordinance, rule or regulation (including, without limitation, any such rights, claims or causes of action arising under or based upon common law or otherwise) with respect to the representations, warranties and covenants contained in this Agreement.
     (b)  Notwithstanding the foregoing subsection (a), nothing contained in
                                        --------------

this Section 7.3 shall prevent any party hereto from seeking and obtaining
     -----------

specific performance by the other party hereto of any of its obligations under this Agreement as provided in Section 9.11 or from seeking and obtaining
                              ------------
injunctive relief against the other party's activities in breach of this Agreement.
     (c) Anything in this Agreement to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of Buyer after the Closing to rescind this Agreement or any of the transactions contemplated hereby.

                                  ARTICLE VIII
                                  TERMINATION
                                  -----------

     SECTION 8.1  TERMINATION.  This Agreement may be terminated at any time
                  ------------

prior to Closing by:
     (a)  the mutual consent of Seller and Buyer; or
     (b) either Seller or Buyer if the Closing has not occurred by the close of business on June 20, 1997, so long as the failure to consummate the transaction on or before such date did not result solely from the failure by the party or its affiliate seeking termination of this Agreement to fulfill any undertaking or commitment on its part provided for herein prior to Closing; or
     (c)  Buyer pursuant to Section 4.10.
                            ------------

     SECTION 8.2  PROCEDURE AND EFFECT OF TERMINATION.  In the event of
                  ------------------------------------

termination of this Agreement pursuant to Section 8.1, written notice thereof
                                          -----------

shall forthwith be given by the terminating party to the other parties hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Sections 4.5,
                                                            ------------

4.9(b), 8.2, 9.3 and 9.5 and the Confidentiality Agreement referred to in
------  ---  ---     ---

Section 4.1(b) shall survive the termination of this Agreement, provided,
--------------

however, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement.

                                   ARTICLE IX
                                 MISCELLANEOUS
                                 -------------

     SECTION 9.1  COUNTERPARTS.  This Agreement may be executed in two or more
                  -------------

counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
     SECTION 9.2  GOVERNING LAW/DISPUTE RESOLUTION.
                  ---------------------------------

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to the choice of law principles thereof.
     (b) The parties will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly by negotiations between representatives and senior executives of the parties who have authority to settle the controversy. If a controversy or claim should arise, Danny W. Huff, Vice President and Treasurer of Seller, and M.D. Emmerson, Vice President and Chief Financial Officer of Buyer, or their respective successors in the positions they now hold (the "Project Managers"), will meet at least once and will attempt to resolve the matter. Either Project Manager may request the other to meet within fourteen (14) days, at a mutually agreed time and place.
If the matter has not been resolved within twenty (20) days of their first meeting, the Project Managers shall refer the matter to senior executives who do not have direct responsibility for administration of this Agreement (the
``enior Executives''). Thereupon, the Project Managers shall promptly prepare and exchange memoranda stating: (i) the issues in dispute and their respective positions, summarizing the evidence and arguments supporting their positions, and the negotiations which have taken place, and attaching relevant documents; and (ii) the name and title of the Senior Executive who will represent that party. The Senior Executives shall meet for negotiations at a mutually agreed time and place within fourteen (14) days of the end of the twenty (20)-day period referred to above, and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the dispute.
     If the matter has not been resolved within thirty (30) days of the initial meeting of the Senior Executives, or if either party will not meet within thirty
(30) days of the end of the twenty (20)-day period referred to above, the parties will attempt in good faith to resolve the controversy or claim by mediation in accordance with the American Arbitration Association model procedures for mediation of business/commercial disputes. If the matter has not been resolved pursuant to the aforesaid mediation procedure within thirty (30) days of the commencement of such procedure, or if either party will not participate in a mediation, the controversy shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1 - 16, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The place of arbitration shall be Atlanta, Georgia. The arbitrator(s) are not empowered to award damages in excess of actual damages, including punitive or consequential damages. All deadlines specified in this Section 9.2(b) may be
                                                        --------------

extended by mutual agreement.
     (c) Except as specifically provided to the contrary herein, the procedures specified in Section 9.2(b) shall be the sole and exclusive procedures for the
             --------------

resolution of disputes between the parties arising out of or relating to this Agreement; provided, however, that a party may seek a preliminary injunction or other preliminary judicial relief if in its judgment such action is necessary to avoid irreparable damage. Despite such action the parties will continue to participate in good faith in the procedures specified in Section 9.2(b). All
                                                         --------------

applicable statutes of limitation shall be tolled while the procedures specified in Section 9.2(b) are pending, and the parties will take such action, if any,
   --------------

required to effectuate such tolling.
     SECTION 9.3  NO THIRD PARTY BENEFICIARIES.  Nothing in this Agreement or
                  -----------------------------

any ancillary documents, whether expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement.
     SECTION 9.4  ENTIRE AGREEMENT.  Except for the Confidentiality Agreement
                  -----------------

referred to in Section 4.1(b), this Agreement (including any agreements
               --------------

incorporated herein) and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof, and there are no agreements, understandings, representations and warranties regarding the subject matter hereof between the parties other than those set forth or referred to herein.


     SECTION 9.5  EXPENSES.  Except as expressly provided herein to the
                  ---------

contrary, whether or not the transactions contemplated by this Agreement are consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.
     SECTION 9.6  NOTICES.  All notices hereunder shall be sufficiently given
                  --------

for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service, or to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to Seller shall be addressed to:

                    Georgia-Pacific West, Inc.
                    133 Peachtree Street, N.E.
                    Atlanta, Georgia 30303
                    Attention:  James F. Kelley, General Counsel
                    Telecopier:  (404) 230-1674

or at such other address and to the attention of such other person as Seller may designate by notice to Buyer in accordance with this Section 9.6. Notices to
                                                     -----------

Buyer shall be addressed to:

                    Sierra Pacific Holding Company
                    P. O. Box 496028
                    Redding, California  96049-6028
                    Attention:  M.D. Emmerson, Vice President and Chief
                                               Financial Officer
                    Telecopier:  (916) 378-8266

               with a copy to:

                    David H. Dun, Esq.
                    Dun & Martinek
                    730 Seventh Street, Suite B
                    Eureka, California  95501
                    Telecopier: (707) 442-9251

or to such other address and to the attention of such other person as Buyer may designate by written notice to Seller in accordance with this Section 9.6.
                                                              -----------
          SECTION 9.7  SUCCESSORS AND ASSIGNS.  This Agreement shall be binding
                       -----------------------

upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that Buyer will not assign its rights or delegate its obligations under this Agreement without the express prior written consent of Seller; and, provided further, that Buyer may assign its rights or delegate its obligations under this Agreement, in whole or in part, to an affiliate of Buyer upon showing of documentation detailing such affiliate's financial ability to consummate the transactions contemplated by this Agreement expeditiously, which documentation must be reasonably satisfactory to Seller.
     SECTION 9.8  HEADINGS; DEFINITIONS.  The section and article headings
                  ----------------------

contained in this Agreement are inserted for convenience and reference only and will not affect the meaning or interpretation of this Agreement. All references to ``ections'', "Articles", "Schedules" or "Exhibits" contained herein mean Sections or Articles of this Agreement and Schedules or Exhibits attached to this Agreement, which are hereby incorporated by reference, unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.
     SECTION 9.9  SCHEDULES AND EXHIBITS.  The inclusion of any matter in a
                  -----------------------

Schedule or Exhibit hereto shall be deemed to relate to all parts of this Agreement, despite any references therein to particular sections of this

     SECTION 9.10  AMENDMENTS AND WAIVERS.  This Agreement may not be modified
                   -----------------------

or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by the other parties hereto with any term or provision of this Agreement. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

     SECTION 9.11  SPECIFIC PERFORMANCE.  The parties acknowledge that money
                   ---------------------
damages would not be a sufficient remedy for any breach of this Agreement and that irreparable harm would result if this Agreement were not specifically enforced. Therefore, the rights and obligations of the parties under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. A party's right to specific performance shall be in addition to all other legal or equitable remedies available to such party.

     SECTION 9.12  SEVERABILITY OF PROVISIONS.  If any provision of this
                   ---------------------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon any such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by or on behalf of the parties as of the date first above written.

                              GEORGIA-PACIFIC WEST, INC.

                              By:
                                   ------------------------------
                                     John F. McGovern
                                     Executive Vice President - Finance
                                     and Chief Financial Officer



                              SIERRA PACIFIC HOLDING COMPANY

                              By:
                                   ------------------------------
                              Title:
                                      ---------------------------


                                           SCHEDULE 1.1(C)